Exhibit 10.91

EXECUTION VERSION

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

and

AMENDMENT NO 1. TO AMENDED AND RESTATED COLLATERAL AND GUARANTY AGREEMENT

This AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT and AMENDMENT NO. 1 TO AMENDED AND RESTATED COLLATERAL AND GUARANTY AGREEMENT, dated as of November 1, 2018 (this “Amendment”), is entered into by and among PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, a Delaware limited liability company (the “Borrower”), each of the Guarantors party hereto, the Lenders party hereto, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”), and CREDIT SUISSE AG, as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower has entered into that certain Amended and Restated Credit Agreement, dated as of November 18, 2016 (as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement, dated as of November 17, 2017, and as may be further amended, amended and restated, supplemented and otherwise modified prior to the date hereof, the “Credit Agreement”; the Credit Agreement as amended by this Amendment is hereinafter referred to as the “Amended Credit Agreement”), among the Borrower, the Lenders party thereto, the Administrative Agent and the other parties party thereto from time to time;

WHEREAS, PNMAC Holdings, Inc. (formerly known as PennyMac Financial Services, Inc.), a Delaware corporation (“Holdings”), has entered into that certain Amended and Restated Collateral and Guaranty Agreement, dated as of November 18, 2016 (the “Collateral and Guaranty Agreement”), made by and among Holdings, PNMAC Opportunity Fund Associates, LLC, a Delaware limited liability company (“Associates”), and each of the other Guarantors and Assignors signatory thereto (each, as defined in the Collateral and Guaranty Agreement) in favor of the Collateral Agent.

WHEREAS, pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower on the terms and conditions set forth therein;

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement and the Collateral and Guaranty Agreement, in each case, as set forth below; and

WHEREAS, the Borrower and the Lenders party hereto have agreed to amend certain provisions of the Credit Agreement and the Collateral and Guaranty Agreement, in each case, on the terms and conditions contained herein.

NOW, THEREFORE, it is agreed as follows:

ARTICLE 1

Definitions

Section 1.1        Defined Terms.  Terms defined in the Credit Agreement and used herein shall have the meanings assigned to such terms in the Credit Agreement, unless otherwise defined herein or the context otherwise requires.

ARTICLE 2

Amendments

Section 2.1         Amendments to Credit Agreement.  The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto.

Section 2.2         Amendments to Schedules to Credit Agreement.  Schedules 1.01(c), 1.01(d) 1.01(e), 6.04(ii), 6.05 and 6.06 of the Credit Agreement are hereby amended and restated in their entirety by replacing such Schedules with the corresponding Schedules attached hereto as Annex C.

Section 2.3        Amendments to Collateral and Guaranty Agreement.  The Collateral and Guaranty Agreement is hereby amended and modified as follows:

(a)  The cover of the Collateral and Guaranty Agreement is hereby amended by replacing the phrase “PENNYMAC FINANCIAL SERVICES, INC., as Holdings,” with the phrase “PNMAC HOLDINGS, INC. (FORMERLY KNOWN AS PENNYMAC FINANCIAL SERVICES, INC.), as Holdings, PENNYMAC FINANCIAL SERVICES, INC. (FORMERLY KNOWN AS NEW PENNYMAC FINANCIAL SERVICES, INC.), as New Holdings,”;

(b)  The fourth recital to the Collateral and Guaranty Agreement is hereby amended by adding the phrase “and New Holdings” after the word “Holdings”;

(c)  Section 10.01(a) of the Collateral and Guaranty Agreement is hereby amended by adding the text “New Holdings,  ” after the text “Holdings,”; and

(d)  Section 10.15 of the Collateral and Guaranty Agreement is hereby amended by adding the phrase “or New Holdings” after the word “Holdings”.

Section 2.4        Amendments to Schedules to Collateral and Guaranty Agreement.  Schedules 1, 2, 3 and 4 of the Collateral and Guaranty Agreement are hereby amended and restated in their entirety by replacing such Schedules with the corresponding Schedules attached hereto as Annex D.

Section 2.5        Notice of Name Change.  Pursuant to Section 3.05 of the Collateral and Guaranty Agreement, (x) Holdings hereby provides notice to the Collateral Agent that it has changed its legal name to “PNMAC Holdings, Inc.” and (y) in connection with such change, Holdings shall take all action reasonably requested by the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted by the Collateral and Guaranty Agreement at all times fully perfected and in full force and effect.

Section 2.6        Release of Guarantor.  Pursuant to Section 5.15 of the Credit Agreement and Section 10.15 of the Collateral and Guaranty Agreement, (a) the Borrower hereby designates Associates as an Unrestricted Subsidiary and (b) Collateral Agent hereby releases Associates from its obligations under the Collateral and Guaranty Agreement as an “Assignor” and a “Guarantor” thereunder, and releases the security interest in the Collateral granted by Associates under the Collateral and Guaranty Agreement, in each case effective as of the Amendment Effective Date (as defined below).  Except with respect to the release effected by this Section, the Collateral and Guaranty Agreement shall remain in full force and effect in all respects.

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ARTICLE 3

Miscellaneous

Section 3.1        Conditions to Effectiveness.  This Amendment shall become effective as of the later of (the “Amendment Effective Date”) (x) November 1, 2018 and (y) the date on which:

(a)         Amendment.  The Administrative Agent shall have received duly executed and delivered counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Lenders party to the Credit Agreement as of such date;

(b)         Secretary Certificate.  The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of each Credit Party dated the Amendment Effective Date and certifying (i) that attached thereto is a copy of the certificate or articles of incorporation or other equivalent formation document, including all amendments thereto, of each Credit Party, certified as of a recent date by the Secretary of State (or other similar official) of the state of its organization (or certifying that that there has been no change to such formation document since the Amendment No. 1 Effective Date), (ii) that attached thereto is a true and complete copy of the by-laws, partnership agreement, limited liability company agreement, memorandum and articles of association or other equivalent governing document of such Credit Party as in effect on the Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (iii) below (or certifying that that there has been no change to such formation document since the Amendment No. 1 Effective Date), (iii) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Credit Party authorizing the execution, delivery and performance of this Amendment, the Acknowledgment and any other Credit Document or other document required to be executed and delivered on behalf of the Borrower  or such Credit Party under this Amendment, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Amendment Effective Date, (iv) that the certificate or articles of incorporation or other equivalent formation document of such Credit Party has not been amended since the date of the last amendment thereto furnished pursuant to clause (i) above, and (v) as to the incumbency and specimen signature of each officer executing this Amendment, the Acknowledgment or any other document delivered in connection herewith on behalf of such Credit Party; and the certificate referred to in this clause (b) shall contain a certification by an Authorized Officer of such Credit Party as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing such certificate pursuant to this clause (b);

(c)         Good Standing Certificate of the Borrower.  The Administrative Agent shall have received a certificate as to the good standing of each Credit Party as of a recent date, from the Secretary of State (or other similar official) of the state of its organization;

(d)         Closing Certificate.  The Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed by an Authorized Officer of the Borrower, confirming compliance with the conditions precedent set forth in (b) and (c) of Section 4.01 of the Credit Agreement;

(e)         Opinions of Counsel.  The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Morgan, Lewis & Bockius LLP, counsel to the Borrower, and (ii) in-house counsel of the Borrower, each such opinion to be in form and substance reasonably satisfactory to the Administrative Agent, in each case (A) dated the Amendment Effective Date, (B) addressed to the Administrative Agent and the Lenders, and (C) covering such matters relating to this Amendment and the transactions contemplated hereby as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions;

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(f)         No Default.  On the date hereof and on the Amendment Effective Date (both before and after giving effect to this Amendment), no Default or Event of Default shall have occurred and be continuing;

(g)         Accuracy of Representations and Warranties.  Each of the representations and warranties set forth in Section 3.2 of this Amendment shall be correct in all material respects on and as of the Amendment Effective Date as though made on and as of such date, except to the extent that any such representations and warranties are stated to relate solely to an earlier date, in which case such representations and warranties shall be correct in all respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality”,  “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(h)         Acknowledgment and Confirmation.  The Administrative Agent shall have received the Acknowledgment and Confirmation, substantially in the form of Annex B hereto (the “Acknowledgement”), dated as of the Amendment Effective Date, executed and delivered by an authorized officer or other authorized signatory of each Guarantor;

(i)          Effectiveness Fee and Expenses.  The Borrower shall have paid to the Administrative Agent on or before the Amendment Effective Date (i) for the account of each Lender, a consent fee equal to 0.50% of the Commitment of such Lender as in effect on the Amendment Effective Date after giving effect to this Amendment, (ii) all Fees and other amounts due and payable on or prior to the Amendment Effective Date and (iii) all reasonable and documented fees, out-of-pocket costs and expenses of the Administrative Agent incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of Davis Polk & Wardwell LLP, counsel for the Administrative Agent;

(j)          Documentation.  The Administrative Agent shall have received, at least five Business Days prior to the Amendment Effective Date, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

(k)         New PennyMac Guarantee.  The Collateral Agent shall have received a Security Agreement Supplement executed by PennyMac Financial Services, Inc. (formerly known as New PennyMac Financial Services, Inc.) (“New Holdings”), and New Holdings shall take all actions as specified in the Collateral and Guaranty Agreement as would have been taken by New Holdings had it been an original party to the Collateral and Guaranty Agreement, in each case with all documents and actions required above to be taken to the reasonable satisfaction of the Collateral Agent.

Section 3.2         Representations and Warranties.   To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Administrative Agent and the Lenders that:

(a)         Each of the representations and warranties set forth in Article 3 of the Credit Agreement and in each other Credit Document are true and correct in all material respects on and as of the Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date, provided that in each case, any representation or warranty that is qualified as to “materiality” or “material adverse effect” is true and correct (after giving effect to any qualification therein) in all respects, and except to the extent that the

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representation and warranty set forth in Section 3.06 to the Collateral and Guaranty Agreement would be untrue or incorrect as a result of any of the transactions contemplated by that certain Contribution Agreement and Plan of Merger, dated as of August 2, 2018, by and among Holdings, New Holdings, New PennyMac Merger Sub, LLC, a Delaware limited liability company, the contributors listed on Exhibit A thereto, and the Borrower;

(b)         As of the date hereof, the Borrower has the limited liability company power and authority, and the legal right, to enter into and perform this Amendment.  The execution, delivery and performance of this Amendment have been duly authorized by all necessary limited liability company action on the part of such party.  The execution and delivery by such party of this Amendment, and performance by such party of the Amended Credit Agreement, will not (i) contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (ii) (x) violate or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or give rise to any right to accelerate or to require the prepayment, repurchase of redemption of any obligation under, or (y) result in the creation or imposition of (or the obligation to directly or indirectly create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party or any Restricted Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, in each case to which any Credit Party or any Restricted Subsidiary is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party or any Restricted Subsidiary, except to the extent all violations or contraventions with respect to the foregoing clauses (i) and (ii)(x) could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  This Amendment constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally;

(c)         The Acknowledgement, when executed and delivered by each Guarantor party thereto, will constitute a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally; and

(d)         On the date hereof and on the Amendment Effective Date (both before and after giving effect to this Amendment), no Default or Event of Default has occurred and is continuing.

Section 3.3         Severability.      In the event any one or more of the provisions contained in this Amendment should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 3.4         Continuing Effect; No Other Waivers or Amendments.

(a)          This Amendment shall not constitute an amendment to or waiver of any provision of the Credit Agreement and the other Credit Documents except as expressly stated herein and shall not be construed as a consent to any action on the part of the Borrower or any other Credit Party that

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would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein.  Except as expressly amended or waived hereby, the provisions of the Credit Agreement and the other Credit Documents are and shall remain in full force and effect in accordance with their terms.

(b)          The parties hereto acknowledge and agree that (i) this Amendment, the Acknowledgment and any other Credit Documents executed and delivered in connection herewith do not constitute a novation, or termination of the “Obligations” (as defined in the Credit Documents) under the Credit Agreement as in effect prior to the Amendment Effective Date; (ii) such “Obligations” are in all respects continuing (as amended hereby) with only the terms thereof being modified to the extent expressly provided in this Amendment; and (iii) the Liens and security interests as granted under the Credit Documents securing payment of such “Obligations” are in all such respects continuing in full force and effect and secure the payment of the “Obligations.”

(c)          On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”,  “hereunder”,  “hereof”,  “herein” or words of like import, shall mean and be a reference to the Amended Credit Agreement, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.  This Amendment and the Acknowledgment shall be a Credit Document for all purposes under the Credit Agreement.

Section 3.5         Counterparts.   This Amendment may be executed in any number of counterparts and by the different parties to this Amendment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic image shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 3.6         GOVERNING LAW.   THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, as the Borrower and an Assignor

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

PNMAC HOLDINGS, INC., as an Assignor and a Guarantor

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

PENNYMAC FINANCIAL SERVICES, INC., as an Assignor and a Guarantor

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

PNMAC CAPITAL MANAGEMENT, LLC, as an Assignor and a Guarantor

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

PENNYMAC LOAN SERVICES, LLC, as an Assignor and a Guarantor

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

[Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement and Amendment No. 1 to

Amended and Restated Collateral and Guaranty Agreement (PennyMac)]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and a Lender

By:	/s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By:	/s/ Komal Shah
Name: Komal Shah
Title: Authorized Signatory

[Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement and Amendment No. 1 to

Amended and Restated Collateral and Guaranty Agreement (PennyMac)]

CREDIT SUISSE AG, as Collateral Agent

By:	/s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By:	/s/ Komal Shah
Name: Komal Shah
Title: Authorized Signatory

[Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement and Amendment No. 1 to

Amended and Restated Collateral and Guaranty Agreement (PennyMac)]

LENDER:

Barclays Bank PLC, as a Lender

By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Director

[Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement and Amendment No. 1 to

Amended and Restated Collateral and Guaranty Agreement (PennyMac)]

LENDER:

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

[Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement and Amendment No. 1 to

Amended and Restated Collateral and Guaranty Agreement (PennyMac)]

LENDER:

JPMorgan Chase Bank, N.A., as a Lender

By:	/s/ Evelyn Crisci
Name:	Evelyn Crisci
Title:	Executive Director
J.P. Morgan

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement and Amendment No. 1 to

Amended and Restated Collateral and Guaranty Agreement (PennyMac)]

LENDER:

Citibank, N.A., as a Lender

By:	/s/ Marina Donskaya
Name:	Marina Donskaya
Title:	Vice President

[Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement and Amendment No. 1 to

Amended and Restated Collateral and Guaranty Agreement (PennyMac)]

LENDER:

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Vice President

[Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement and Amendment No. 1 to

Amended and Restated Collateral and Guaranty Agreement (PennyMac)]

ANNEX A
TO AMENDMENT

Amendments to Credit Agreement

[attached]

[Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement and Amendment No. 1 to

Amended and Restated Collateral and Guaranty Agreement (PennyMac)]

Marked Version Reflecting Changes Pursuant to THE AMENDMENT NO. 2 TO

AMENDED AND RESTATED CREDIT AGREEMENT dated November 1, 2018

ADDED TEXT SHOWN UNDERSCORED

DELETED TEXT SHOWN ~~STRIKETHROUGH~~

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of November 18, 2016

among

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC,

as Borrower,

THE LENDERS PARTY HERETO

and

CREDIT SUISSE AG,

as Administrative Agent and Collateral Agent

CREDIT SUISSE LOAN FUNDING LLC,

as Sole Bookrunner and Sole Lead Arranger

SCHEDULE 1.01(a)	Lenders and Commitments
SCHEDULE 1.01(b)	Lender Addresses
SCHEDULE 1.01(c)	Encumbered Assets
SCHEDULE 1.01(d)	RC Assets
SCHEDULE 1.01(e)	Unrestricted Subsidiaries
SCHEDULE 3.06	Litigation
SCHEDULE 3.09	Certain Tax Matters
SCHEDULE 3.14	Subsidiaries
SCHEDULE 3.17	Insurance
SCHEDULE 3.21	Existing Indebtedness
SCHEDULE 6.01	Existing Liens
SCHEDULE 6.04(ii)	Existing Scheduled Indebtedness
SCHEDULE 6.05	Existing Investments
SCHEDULE 6.06	Affiliate Transactions
SCHEDULE 6.11	Certain Restrictive Agreements

EXHIBIT A	Form of Borrowing Request
EXHIBIT B-1	Form of Quarterly Compliance Certificate
EXHIBIT B-2	Form of Monthly Compliance Certificate
EXHIBIT C	Form of Assignment and Acceptance
EXHIBIT D	Form of Administrative Questionnaire
EXHIBIT E	Form of Solvency Certificate

AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 18, 2016, among PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, a Delaware limited liability company (the “Borrower”), the Lenders (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article 1), and CREDIT SUISSE AG, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders.

The Borrower has requested the Lenders to extend credit in the form of Loans at any time and from time to time on or after the Closing Date and prior to the Maturity Date in an aggregate principal amount at any time outstanding not in excess of $150,000,000.  The proceeds of the Loans are to be used solely for working capital and general corporate purposes of the Borrower and its Subsidiaries, including Permitted Acquisitions.

The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.  Accordingly, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.  Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Entity” shall have the meaning assigned to such term in Section 6.05(xii).

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves.

“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Credit Agreement.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire substantially in the form of Exhibit D, or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and for purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have meanings correlative of the foregoing.

“Affiliate Transaction” shall have the meaning assigned to such term in Section 6.06.

“Agents” shall have the meaning assigned to such term in Article 8.

“Aggregate Revolving Credit Exposure” shall mean the aggregate amount of the Lenders’ Revolving Credit Exposures.

“Agreement” shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a Eurodollar Borrowing with an Interest Period of one month plus 1.00%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall (i) be based on the rate determined on such day at approximately 11 a.m. (London time) by reference to the ICE Benchmark Administration Interest Settlement Rates (as set forth by any service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration Limited (or any Person which takes over the administration of that rate) as an authorized information vendor for the purpose of displaying such rates) (the “ICE LIBOR”) as published by Reuters (or such other commercially available source providing quotations of ICE LIBOR as may be designated by the Administrative Agent from time to time) and (ii) in no event be less than 0.00% per annum. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Amendment No. 1 Effective Date” shall have the meaning assigned to the term “Amendment Effective Date” in that certain Amendment No. 1 to Amended and Restated Credit Agreement, dated as of November 17, 2017, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” shall have the meaning assigned to the term “Amendment Effective Date” in that certain Amendment No. 2 to Amended and Restated Credit Agreement, dated as of November 1, 2018, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Anti-Corruption Laws” shall have the meaning assigned to such term in Section 3.22.

“Anti-Money Laundering Laws” shall have the meaning assigned to such term in Section 3.22.

“Applicable Margin” shall mean (a) with respect to any Eurodollar Loan, 3.75% per annum and (b) with respect to any ABR Loan, 2.75% per annum.

“Approvals” shall mean, with respect to the Borrower or any of its applicable Restricted Subsidiaries, any approvals obtained from Ginnie Mae, Fannie Mae, Freddie Mac or HUD in designation of the Borrower or such Restricted Subsidiary as a Ginnie Mae-approved issuer, a Ginnie Mae-approved servicer, an FHA-approved mortgagee, a VA-approved lender, a Fannie Mae-approved seller or servicer or a Freddie Mac-approved seller or servicer, as applicable, in good standing.

“Arranger” shall mean Credit Suisse Loan Funding LLC in its capacity as sole bookrunner and sole lead arranger of the Credit Facility.

“Asset Coverage Ratio Default” shall have the meaning assigned to such term in Section 7.02.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

“Attributable Debt” shall mean, in respect of a sale-leaseback transaction, as of the time of determination, the present value (discounted at the interest rate per annum implicit in the lease involved in such sale-leaseback transaction, as determined in good faith by the Borrower) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent amounts) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended); provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capitalized Lease Obligation. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include the amount of such penalty, but no rental payments shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Authorized Officer” shall mean the chief executive officer, president, secretary, treasurer, or other “chief” officer of the Borrower.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council

of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto.

“Basket” shall mean any amount, threshold or other value permitted or prescribed with respect to any Lien, Indebtedness, Investment, Dividend, transaction value, judgment, or other amount under any provision in Articles 3, 5, 6, or 7 and the definitions related thereto.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrowing” shall mean Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit A, or such other form as shall be approved by the Administrative Agent.

“Breakage Event” shall have the meaning assigned to such term in Section 2.16.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Calculation Period” shall mean, with respect to any Permitted Acquisition, any Significant Asset Sale or any other event expressly required to be calculated on a Pro Forma Basis pursuant to the terms of this Agreement, the Test Period most recently ended prior to the date of such Permitted Acquisition, Significant Asset Sale or other event for which financial statements have been delivered to the Lenders pursuant to Section 4.02(g) or Section 5.01(a) or (b), as applicable.

“Capital Expenditures” shall mean, with respect to any Person, all expenditures (without duplication) by such Person which should be capitalized in accordance with GAAP and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

“Capitalized Lease Obligations” shall mean, with respect to any Person, all rental obligations of such Person which, under GAAP, are required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

“Cash Equivalents” shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (iii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a combined capital and surplus of at least $1,000,000,000 with maturities of not more than one year from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition by such Person, and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. § 9601 et seq.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority or the NAIC after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date), other than Holdings or New Holdings, shall have obtained the power (whether or not exercised) to elect a majority of the board of directors (or equivalent governing body) of Holdings, New Holdings or the Borrower, (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date), other than Holdings or New Holdings, is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the

Exchange Act as in effect on the Closing Date), directly or indirectly, of 35% or more on a fully diluted basis of the voting interests in the Equity Interests of Holdings, New Holdings or the Borrower or (iii) any Person other than Holdings or New Holdings shall become a managing member of the Borrower.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Claims” shall have the meaning assigned to such term in the definition of “Environmental Claims”.

“Closing Date” shall mean the date on which the conditions specified in Section 4.01 and Section 4.02 are satisfied (or waived in accordance with Section 9.08).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Co-Investment Transaction” shall mean a transaction entered into in the ordinary course of business pursuant to which a portion of MSRs or the right to receive fees in respect of MSRs are transferred for fair value to another Person.

“Collateral” shall mean all property with respect to which any security interests or liens have been granted (or are purported to have been granted) pursuant to any Security Document.

“Collateral Agent” shall have the meaning assigned to such term in the introductory statement to this Credit Agreement.

“Collateral and Guaranty Agreement” shall mean the Amended and Restated Collateral and Guaranty Agreement, dated as of the date hereof, among Holdings, New Holdings, the Borrower, certain other Subsidiaries of the Borrower from time to time party thereto and the Collateral Agent.

“Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Loans hereunder as set forth on Schedule 1.01(a), or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 or Section 2.13 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Communications” shall have the meaning assigned to such term in Section 9.01.

“Company” shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

“Compliance Certificate Date” shall have the meaning assigned to such term in Section 5.01(d).

“Connection Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” shall mean, for any period, the sum (without duplication) of:

(a)        Consolidated Net Income for such period, plus

(b)        Fixed Charges of the Borrower and the Restricted Subsidiaries, to the extent deducted in calculating Consolidated Net Income for such period, plus

(c)        to the extent deducted in calculating Consolidated Net Income for such period and as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in conformity with GAAP:

(i)         income taxes (including the amount of Permitted Tax Distributions actually made in respect of such period in accordance with Section 6.03(vi)), other than income taxes or income tax adjustments (whether positive or negative) attributable to asset sales (other than asset sales in the ordinary course of business) or extraordinary gains or losses;

(ii)       depreciation, amortization (other than, for the avoidance of doubt, amortization related to MSRs), stock-based compensation and all other non-cash items reducing Consolidated Net Income (not including non-cash charges in a period which reflect accrued expenses paid or to be paid in another period in cash), less all non-cash items increasing Consolidated Net Income (but excluding the fair value of MSRs capitalized by the Borrower and the Restricted Subsidiaries and any such amortization or non-cash items in respect of Permitted Funding Indebtedness);

(iii)      all non-recurring losses (and minus all non-recurring gains);

(iv)       costs associated with exit and disposal activities incurred in connection with a restructuring as defined in ASC 420-10; and

(v)        non-controlling interest income (loss);

provided that, with respect to any Restricted Subsidiary, such items will be added only to the extent and in the same proportion that such Restricted Subsidiary’s net income was included in calculating Consolidated Net Income, all as determined on a consolidated basis for the Borrower and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Indebtedness” shall mean, at any time, the sum of (without duplication) (i) all Indebtedness of the Borrower and the Restricted Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or Capitalized Lease Obligations on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries in accordance with GAAP, (ii) to the extent not included pursuant to clause (i), all Indebtedness of the Borrower and the Restricted Subsidiaries (on a consolidated basis) in respect of Permitted Funding Indebtedness, Non-Recourse Indebtedness and Securitization Indebtedness, (iii) all Indebtedness of the Borrower and the Restricted Subsidiaries of the type described in clause (ii) of the definition of Indebtedness and (iv) all Contingent Obligations of the Borrower and the Restricted Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i), (ii) and (iii); provided that no determination of “Consolidated Indebtedness” shall include the aggregate amount available to be drawn or paid (i.e., unfunded amounts) under all letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations issued for the account of the Borrower or any Restricted Subsidiary (but excluding, for avoidance of doubt, all unpaid drawings or other matured monetary obligations owing in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations).

“Consolidated Indebtedness to Consolidated Tangible Net Worth Ratio” shall have the meaning assigned to such term in Section 6.09.

“Consolidated Interest Expense”  shall mean, for any period, the sum of, without duplication:

(a)        the aggregate of the interest expense on Indebtedness of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation, (i) any amortization of debt discount; (ii) the net costs under Interest Rate Protection Agreements and Other Hedging Agreements; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation;

(b)        to the extent not already included in clause (a), the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Borrower and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP;

(c)        the imputed interest with respect to Attributable Debt; and

(d)        the product of (i) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Equity Interests or preferred stock of the Borrower or any Restricted Subsidiary, other than dividends on Equity Interests of the Borrower or any Restricted Subsidiary payable solely in Equity Interests of such Person (other than Disqualified Equity Interests) or to the Borrower or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one (1) and the denominator of which is one (1) minus the then current combined federal, state and local statutory tax rate of the Borrower and the Restricted Subsidiaries, expressed as a decimal, in each case, determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP.

“Consolidated Net Income” shall mean, for any period, the aggregate net income (or loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

(a)        the net income or loss for such period of any Person (other than the Borrower) that is not a Restricted Subsidiary, except to the extent of the lesser of:

(i)         in the case of net income, the dividends or other distributions actually paid in cash to the Borrower or any Restricted Subsidiary (subject to clause (b) below) by such Person during such period, and

(ii)       the pro rata share of the Borrower and/or any Restricted Subsidiary in such Person’s net income earned during such period;

(b)        the net income (but not loss) for such period of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income would not have been permitted for the relevant period by charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(c)        any net after-tax gains or losses for such period attributable to asset sales (other than asset sales in the ordinary course of business) or the extinguishment of Indebtedness;

(d)        any net after-tax extraordinary gains or losses for such period;

(e)        the cumulative effect of a change in accounting principles for such period;

(f)        any valuation allowance for such period for mortgage loans held for investment and/or any change in fair value for such period of mortgage loans held for sale and corresponding debt in relation to securitized loans consolidated in accordance with GAAP that require no additional capital or equity contributions to the Borrower or any Restricted Subsidiary;

(g)        any change in fair value for such period due to changes in valuation inputs or assumptions used in the valuation model and provision for impairment of MSRs carried at lower of amortized cost or fair value;

(h)        any change in fair value of excess servicing spread liability for such period due to changes in valuation inputs or assumptions used in the valuation model; and

(i)         any income or loss for such period related to the fair market value of hedges related to MSRs or other mortgage-related assets or liabilities, to the extent that such other mortgage-related assets or liabilities are valued at fair market value or the lower of amortized cost or fair value and gains and losses with respect to such related assets or liabilities have been excluded pursuant to another clause of this provision;

provided further that, to the extent not already reflected as a reduction to Consolidated Net Income for such period, the Consolidated Net Income of the Borrower and its Restricted Subsidiaries for such period shall be reduced by an amount equal to the amount of Permitted Tax Distributions actually made in respect of such period in accordance with Section 6.03(vi).

“Consolidated Tangible Net Worth” shall mean, at any time, the excess of the total assets over the total liabilities, in each case of the Borrower and the Restricted Subsidiaries,

determined on a consolidated basis in accordance with GAAP at such time, excluding (a) goodwill and (b) other intangibles (but including MSRs and capitalized software).

“Consolidated Total Assets” shall mean, at any time, the total assets of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet delivered pursuant to Section 4.02(g) or Section 5.01 at such time.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing, having the economic effect of guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or any property constituting direct or indirect security therefor or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, solvency or other financial statement condition of the primary obligor, (iii) to purchase or lease property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any customary carve-out matters for which such Person acts as a guarantor, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless and until a claim for payment or performance has been made in respect thereof (which has not been satisfied).  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Contribution Agreement and Plan of Merger” shall mean that certain Contribution Agreement and Plan of Merger, dated as of August 2, 2018, by and among Holdings, New Holdings, New PennyMac Merger Sub, LLC, a Delaware limited liability company, the contributors listed on Exhibit A thereto, and the Borrower.

“Corporate Indebtedness” shall mean, with respect to any Person, the aggregate consolidated amount of Indebtedness of such Person and its Restricted Subsidiaries then outstanding that would be shown on a consolidated balance sheet of such Person and its Restricted Subsidiaries (excluding, for the purpose of this definition, Indebtedness incurred under Section 6.04(ii), Section 6.04(iii), Section 6.04(vi) (solely in respect of guaranties or Contingent Obligations of the types of Indebtedness excluded pursuant to the other subclauses referenced in this parenthetical), Section 6.04(xii), Section 6.04(xiii) and Section 6.04(xv));

provided that MSR Indebtedness of any Person or its Restricted Subsidiaries shall constitute Corporate Indebtedness with respect to such Person.

“Corporate Indebtedness to EBITDA Ratio” shall mean, for any period, the ratio of (a) Corporate Indebtedness as of the end of such period to (b) Consolidated EBITDA for such period; provided that for purposes of any calculation of the Corporate Indebtedness to EBITDA Ratio, Corporate Indebtedness and Consolidated EBITDA of the Borrower and the Restricted Subsidiaries shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of “Pro Forma Basis” contained herein.

“Credit Documents” shall mean this Agreement, the Collateral and Guaranty Agreement, the Intercompany Subordination Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note and each other Security Document.

“Credit Enhancement Agreements” shall mean, collectively, any documents, instruments, guarantees or agreements entered into by the Borrower, any Restricted Subsidiary, or any Securitization Entity for the purpose of providing credit support (that is reasonably customary as determined by the Borrower’s senior management) with respect to any Permitted Funding Indebtedness or Permitted Securitization Indebtedness.

“Credit Facility” shall mean the revolving credit facility provided for by this Agreement.

“Credit Party” shall mean New Holdings, Holdings, the Borrower and each Subsidiary Guarantor.

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, unless such Lender notifies Administrative Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any, in each case giving effect to amendments and waivers then in effect) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s  obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative

Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Designated Non-Cash Consideration” shall mean any non-cash consideration received by the Borrower or any Restricted Subsidiary in connection with an asset sale that is so designated as “Designated Non-Cash Consideration” pursuant to an officer’s certificate delivered to the Administrative Agent, which certificate shall set forth the Fair Market Value of such non-cash consideration and the basis for determining such Fair Market Value, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Disqualified Equity Interests” shall mean that portion of any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), or requires the payment of dividends or distributions that would otherwise be prohibited by the terms of this Agreement, in each case on or prior to the Maturity Date.

“Dividend” shall mean, with respect to any Person, that such Person has, directly or indirectly, declared or paid a dividend, distribution or returned any other amount with respect to any Equity Interests to its stockholders, shareholders, partners or members or authorized or made any other distribution, payment or delivery of property or cash to its stockholders, shareholders, partners or members in their capacity as such, or redeemed, retired, purchased or otherwise acquired or terminated or cancelled, directly or indirectly, for a consideration (whether in cash, securities or other property) any shares of any class of its capital stock or any other Equity Interests outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests).

“Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.

“Domestic Subsidiary” of any Person shall mean any Restricted Subsidiary of such Person incorporated or organized in the United States or any State thereof or the District of Columbia.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” shall mean (i) a Lender, (ii) an Affiliate of a Lender, (iii) a Related Fund of a Lender and (iv) any other Person (other than a natural person) approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed and, in the case of the Borrower, any such approval shall be deemed to have been given if the Borrower has not responded within five Business Days of a request for such approval); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (x) the Borrower or any of the Borrower’s Affiliates or (y) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (y).

“Encumbered Asset” shall mean, at any time, any asset of the Borrower or any Restricted Subsidiary, other than an RC Asset, that satisfies each of the following requirements at such time: (a) such asset shall be of a class set forth as an “Eligible Asset Class” on Schedule 1.01(c), (b) such asset shall be owned exclusively by the Borrower or any Restricted Subsidiary, (c) such asset shall be free and clear of all Liens (other than Permitted Liens) and (d) such asset shall be denominated in US dollars and any real property securing such asset shall be located in the United States.

“Encumbered Asset Amount” shall mean, at any time, an amount equal to the aggregate Encumbered Asset Contributions for all Encumbered Assets at such time.

“Encumbered Asset Contribution” shall mean, for any Encumbered Asset at any time, an amount equal to (a) the product of (x) the carrying value of such Encumbered Asset under GAAP as at such time; provided that, prior to the first delivery of a compliance certificate pursuant to Section 5.01(d), the aggregate carrying value of Encumbered Assets shall be deemed to be $5,410,308,498.53, multiplied by (y) the percentage set forth opposite the applicable asset class to which such Encumbered Asset belongs on Schedule 1.01(c) minus (b) the aggregate amount of any Indebtedness or other liabilities associated with or secured by such Encumbered Asset at such time.

“Engagement Letter” shall mean the Engagement Letter dated October 31, 2018 among Holdings, the Borrower, Credit Suisse Loan Funding LLC and Credit Suisse AG, Cayman Islands Branch.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, orders, claims, liens, notices of noncompliance, violation, or liability investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

“Environmental Law” shall mean any federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, including any judicial or administrative order, consent decree or judgment, relating to the environment, natural resources or Hazardous Materials, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 5101 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest; provided that, for the avoidance of doubt and without limitation, “Equity Interests” shall exclude any Indebtedness convertible into or exchangeable for Equity Interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to ERISA are to ERISA, as in effect at the Closing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower or a Restricted Subsidiary of Borrower, is treated as a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” shall mean (a) any Reportable Event, (b) with respect to any Plan or Multiemployer Plan, the failure to satisfy the minimum funding standard (as defined in Section 412 or 430 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or Multiemployer Plan, (d) the filing of a notice to terminate any Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, (e) a determination that any Plan is in “at-risk status” or any Multiemployer Plan is in “endangered status” or “critical status” (as each is defined in Section 303 and 305 of ERISA, respectively), (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan other than a standard termination within the meaning of Section 4041(b) of ERISA or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Multiemployer Plan, (g) proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA, (h) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is reasonably expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or (i) the occurrence of a non-exempt “prohibited transaction” with respect to which the Borrower or any Restricted Subsidiary is a “disqualified person” (each within the meaning of Section 4975 of the Code) and that is reasonably likely to result in material liability to the Borrower.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Subsidiary” shall mean each (a) Non-Recourse Entity, (b) Securitization Entity, (c) Restricted Subsidiary that is prohibited by any applicable law from guaranteeing the Obligations or that would require the consent, approval, license or authorization of any Governmental Authority (other than a Government Sponsored Entity) or any Regulatory Supervising Organization to guarantee the Obligations (unless such consent, approval, license or authorization has been received), (d) Unrestricted Subsidiary, (e) Immaterial Subsidiary, (f) MSR Facility Trust, (g) Foreign Subsidiary, (h) Domestic Subsidiary substantially all of the direct assets of which consist of Equity Interests in one or more Foreign Subsidiaries, (i) Domestic Subsidiary of a Foreign Subsidiary, (j) Subsidiary that is not a Wholly-Owned Subsidiary of the Borrower, and (k) special purpose Subsidiary established solely for the purpose of incurring Permitted Funding Indebtedness so long as such Subsidiary continues to be utilized solely for such purpose and such Subsidiary was not established for the purpose of evading the requirement to provide a Guaranty.

“Excluded Taxes” shall mean, any of the following Taxes imposed on or with respect to the Recipient of any payment to be made by or on account of any obligation of the Borrower or any other Credit Party hereunder,  (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.21(a)), or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20 amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply withSection 2.20(b) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Fair Market Value” shall mean, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer that is not an Affiliate of the seller, and a willing seller, would reasonably be expected to agree to purchase and sell such asset, as determined in good faith by the Borrower or the Restricted Subsidiary selling such asset.

“Fannie Mae” shall mean the Federal National Mortgage Association, in its corporate capacity, and any majority owned and controlled affiliate thereof.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York.

“Fees” shall mean the Commitment Fees and the Administrative Agent Fees.

“FHA” shall mean the Federal Housing Administration, an agency within HUD, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA regulations.

“Financial Covenants” shall mean the covenants set forth in Section 6.07, Section 6.08 and Section 6.09.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc. or any other self-regulatory body which succeeds to the functions of the Financial Industry Regulatory Authority, Inc.

“Fixed Charges” shall mean, with respect to any Person for any period, the sum of (1) Consolidated Interest Expense on Corporate Indebtedness and (2) all Consolidated Interest Expense referred to in clauses (b), (c) and (d) of the definition thereof.

“Foreign Lender” shall mean any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Borrower or any one or more of the Restricted Subsidiaries primarily for the benefit of employees of the Borrower or such Restricted Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Subsidiary” of any Person shall mean any Restricted Subsidiary of such Person that is not a Domestic Subsidiary.

“Freddie Mac” shall mean the Federal Home Loan Mortgage Corporation or any successor thereto.

“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time.

“Ginnie Mae” shall mean the Government National Mortgage Association and any successor thereto.

“Government Sponsored Entity” shall mean (i) Fannie Mae, the Federal Home Loan Mortgage Corporation and the Government National Mortgage Association and (ii) any other entity that is “sponsored”, chartered or controlled by the federal government of the United States.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank, Government Sponsored Entity or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).

“Guarantor” shall mean each “Guarantor” as defined in the Collateral and Guaranty Agreement.

“Guaranty” shall mean a “Guaranty” as defined in the Collateral and Guaranty Agreement.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, lead, mold, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable environmental law; and (c) any other chemical, material or substance, the exposure to, or Release of which is prohibited, limited or regulated by any Governmental Authority.

“Holdings” shall mean PNMAC Holdings, Inc., a Delaware corporation (formerly known as PennyMac Financial Services, Inc.).

“HUD” shall mean the United States Department of Housing and Urban Development or any successor thereto.

“ICE LIBOR” shall have the meaning assigned to such term in the definition of “Alternate Base Rate.”

“Immaterial Subsidiary” shall mean, at any date of determination, a Restricted Subsidiary of the Borrower that, together with all other Immaterial Subsidiaries, does not have Consolidated EBITDA (determined on a Pro Forma Basis in accordance with the definition of “Pro Forma Basis” contained herein) attributable to such Restricted Subsidiary and all other Immaterial Subsidiaries for the period of four consecutive fiscal quarters ended on the last day of the most recent fiscal period for which financial statements have been delivered pursuant to Section 5.01 that equal or exceed 5% of Consolidated EBITDA (determined on a Pro Forma Basis in accordance with the definition of “Pro Forma Basis” contained herein) for such period.  The Borrower shall notify the Administrative Agent quarterly as to all Immaterial Subsidiaries as provided in Section 5.01(d).  The Borrower may designate and re-designate a Restricted Subsidiary as an Immaterial Subsidiary at any time, subject to the terms set forth in this definition.

“Incremental Advance Rate MSR Indebtedness” shall mean, as of any date of determination, the amount of any MSR Indebtedness (excluding any repurchase facility or other asset-level financing arrangement entered in connection with a Securitization) that exceeds 75% of the Realizable Value of the assets that secure such MSR Indebtedness.

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness of such Person for borrowed money and all obligations of such Person for the deferred purchase price of property or services or under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (ii) all unpaid drawings and unreimbursed payments in respect of letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person or is non-recourse to such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the lesser of the Fair Market Value of the property to which such Lien relates and the amount of the obligation so secured), (iv) all Capitalized Lease Obligations of such Person, (v) all Contingent Obligations of such Person in respect of indebtedness and other obligations described in another clause of this definition, (vi) the net obligations under all Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement payable in cash and (vii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  Notwithstanding the foregoing, Indebtedness shall not include trade payables, accrued expenses and deferred tax and other credits incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 9.16.

“Intellectual Property” shall have the meaning assigned to such term in Section 3.20.

“Intercompany Loans” shall have the meaning assigned to such term in Section 6.05(viii).

“Intercompany Subordination Agreement” shall mean an Intercompany Subordination Agreement among the Borrower and certain subsidiaries of the Borrower and the Collateral Agent in form and substance reasonably acceptable to the Collateral Agent.

“Interest Expense Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Fixed Charges of the Borrower and the Restricted Subsidiaries for such period; provided that for purposes of any calculation of the Interest Expense Coverage Ratio, Consolidated EBITDA and Fixed Charges of the Borrower and the Restricted Subsidiaries shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of “Pro Forma Basis” contained herein.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1,

2, 3 or 6 months thereafter, as the Borrower may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (c) no Interest Period for any Loan shall extend beyond the maturity date of such Loan.  Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap, derivative or other financial agreement or arrangement used for the purposes of hedging interest rates.

“Interpolated Rate” shall mean, with respect to the LIBO Rate for any Loan, the rate which results from interpolating on a linear basis between: (a) the rate appearing on Reuters Screen LIBOR01 Page (or otherwise on the Reuters Screen) for the longest period (for which that rate is available) which is less than the Interest Period and (b) the rate appearing on Reuters Screen LIBOR01 Page (or otherwise on the Reuters Screen) for the shortest period (for which that rate is available) which exceeds the Interest Period, in each case as of approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the commencement of such Interest Period.

“Investments” shall have the meaning assigned to such term in Section 6.05.

“IRS” shall mean the United States Internal Revenue Service.

“Knowledge of the Borrower” or “Knowledge of the Borrower or any Restricted Subsidiary” shall mean the actual knowledge of any of the chief executive officer, president, any vice-president, secretary, any assistant secretary, treasurer, chief operating officer, chief financial officer, chief strategic officer, general counsel, any assistant general counsel, chief information officer or chief human resources officer, or any other Person performing functions that would customarily be performed by a person holding any of the foregoing positions, in each case of the Borrower or a Restricted Subsidiary, as the case may be.

“LCA Election” shall have the meaning assigned to such term in Section 1.04.

“LCA Test Date” shall have the meaning assigned to such term in Section 1.04.

“Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lenders” shall mean (a) the Persons listed on Schedule 1.01(a) and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any applicable Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (in each case, the “LIBOR Screen Rate”) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period; provided that, if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further, that if a LIBOR Screen Rate shall not be available at such time for such Interest Period, then the LIBO Rate for such Interest Period shall be the Interpolated Rate.

“LIBOR Screen Rate” shall have the meaning assigned to such term in the definition of “LIBO Rate”.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, charge, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or a lessor under any capital lease, conditional sale agreement or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease or a transfer of assets pursuant to a Co-Investment Transaction be deemed to constitute a Lien.

“Limited Condition Acquisition” shall mean any Permitted Acquisition the consummation of which by the Borrower or any Subsidiary is not expressly conditioned on the availability of, or on obtaining, third party financing.

“Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on (i) the business, operations, property, assets or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole, (ii) the rights or remedies of or benefits available to the Lenders, the Administrative Agent or the Collateral Agent hereunder, under the Collateral and Guaranty Agreement or under any other material Credit Document or (iii) the ability of New Holdings, Holdings, the Borrower or the other Credit Parties, taken as a whole, to perform its or their obligations to the Lenders, the Administrative Agent or the Collateral Agent hereunder, under the Collateral and Guaranty Agreement or under any other material Credit Document.

“Maturity Date” shall mean October 31, 2019.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Moody’s” shall mean Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors, provided, that in the event Moody’s is no longer in existence, references to Moody’s shall instead refer to a nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act) designated by the Borrower, notice of which shall be given to the Administrative Agent.

“MSR” of any Person shall mean any and all of the following: (a) all rights of such Person to service mortgage loans, (b) all rights of such Person as “Servicer” (or similar designation) in such Person’s capacity as servicing rights owner with respect to such mortgage loans under the related Servicing Agreement, including, without limitation (but subject to the restrictions set forth therein) directing who may service such mortgage loans, (c) any and all rights of such Person to servicing fees and other compensation for servicing such mortgage loans, (d) any late fees, penalties or similar payments with respect to such mortgage loans, (e) all accounts and rights to payment related to any of the property described in this definition and (f) the right to possess and use any and all servicing files, servicing records, data tapes, computer records, or other information pertaining to such mortgage loans to the extent relating to the past, present or prospective servicing of such mortgage loans.

“MSR Call Option” shall mean the right of an MSR Lender which is a Government Sponsored Entity to repurchase MSR from the Borrower or any Restricted Subsidiary the purchase of which was initially financed by such MSR Lender with proceeds of Permitted MSR Indebtedness so long as the purchase price in respect thereof is at Fair Market Value and for cash.

“MSR Facility” shall mean any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note issuance facilities and commercial paper facilities (excluding in all cases, Securitizations), with a financial institution or other lender or purchaser exclusively to finance or refinance the purchase, origination, pooling or funding by the Borrower or a Restricted Subsidiary of MSRs originated, purchased, or owned by the Borrower or any Restricted Subsidiary in the ordinary course of business.

“MSR Facility Trust” shall mean any Person (whether or not a Restricted Subsidiary) established for the purpose of issuing notes or other securities in connection with an MSR Facility, which (i) notes and securities are backed by specified MSRs purchased by such Person from the Borrower or any Restricted Subsidiary, or (ii) notes and securities are backed by specified mortgage loans purchased by such Person from the Borrower or any Restricted Subsidiary.

“MSR Indebtedness” shall mean Indebtedness in connection with an MSR Facility; the amount of any particular MSR Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“MSR Lender” shall mean a third party financing source (including, without limitation, Fannie Mae) which provides financing to the Borrower or a Restricted Subsidiary the proceeds of which are used exclusively to purchase MSR relating to Residential Mortgage Loans.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA to which the Borrower or any ERISA Affiliate currently makes or is obligated to make contributions or to which the Borrower or any ERISA Affiliate has made or was obligated, within the preceding six years, to make contributions.

“NAIC” shall mean the National Association of Insurance Commissioners.

“Net Cash Proceeds” shall mean, for any event requiring a prepayment of Loans and/or reduction in Commitments pursuant to Section 2.13(b), the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event.

“New Holdings” shall mean PennyMac Financial Services, Inc., a Delaware corporation (formerly known as New PennyMac Financial Services, Inc.).

“Non-Credit Party Investment Amount” shall mean, at any time, an amount equal to $5,000,000 minus the aggregate amount of all Investments made after the Closing Date in reliance on Section 6.05(iii), Section 6.05(ix)(C) or the second proviso of Section 6.05(xii).

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Recourse Entities” shall mean, collectively, each Non-Recourse Servicer Advance Debt Entity, each Non-Recourse Warehouse Debt Entity and each Securitization Entity.

“Non-Recourse Indebtedness” shall mean, with respect to any specified Person or any of its Subsidiaries, Indebtedness that is:

(i)         specifically advanced to finance the acquisition of investment assets and secured only by the assets to which such Indebtedness relates without recourse to such Person or any of its Restricted Subsidiaries (other than subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes);

(ii)       advanced to (A) such Person or its Restricted Subsidiaries that holds investment assets or (B) any of such Person’s  Subsidiaries or group of such Person’s Subsidiaries formed for the sole purpose of acquiring or holding investment assets, in each case, against which a loan is obtained that is made without recourse to, and with no cross-collateralization against, such Person’s or any of such Person’s Restricted Subsidiaries’ other assets (other than (x) cross-collateralization against assets which serve as collateral for other Non-Recourse Indebtedness and (y) subject to such customary carve-out matters for which such Person or its Restricted

Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes) and upon complete or partial liquidation of which the loan must be correspondingly completely or partially repaid, as the case may be; or

(iii)      specifically advanced to finance the acquisition of real property and secured by only the real property to which such Indebtedness relates without recourse to such Person or any of its Restricted Subsidiaries (other than subject to such customary carve-out matters for which such Person or any of its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes) provided that, notwithstanding the foregoing, to the extent that any Non-Recourse Indebtedness is made with recourse to other assets of a Person or its Restricted Subsidiaries, only that portion of such Non-Recourse Indebtedness that is recourse to such other assets or Restricted Subsidiaries shall be deemed not to be Non-Recourse Indebtedness.

“Non-Recourse Servicer Advance Debt Entity” shall mean any special purpose bankruptcy remote Restricted Subsidiary of the Borrower that is exclusively engaged in making Servicing Advances and the incurrence of Permitted Servicing Advance Facility Indebtedness that constitutes Non-Recourse Indebtedness in connection therewith and activities relating directly thereto.

“Non-Recourse Warehouse Debt Entity” shall mean any special purpose bankruptcy remote Restricted Subsidiary of the Borrower that is exclusively engaged in the origination of residential mortgage loans and the incurrence of Permitted Warehouse Indebtedness that constitutes Non-Recourse Indebtedness in connection therewith and activities relating directly thereto.

“Non-Wholly Owned Subsidiary” shall mean, as to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

“Notes” shall mean any promissory notes issued from time to time pursuant to Section 2.04(e).

“Obligations” shall mean all amounts owing to the Administrative Agent, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document, including, without limitation, all amounts in respect of any principal, premium, interest (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding (or which would accrue but for the operation of applicable bankruptcy or insolvency laws) at the rate provided for herein, whether or not such interest is an allowed or allowable claim in any such proceeding), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts.

 “Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements, futures contract, options on futures contract, commodity agreements or other similar arrangements, or arrangements designed to protect against fluctuations in currency values or commodity prices.

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, property, excise, mortgage, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, recording, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21.

“Permitted Acquisition” shall have the meaning assigned to such term in Section 6.05(xii).

“Permitted Funding Indebtedness” shall mean (i) any Permitted Servicing Advance Facility Indebtedness, (ii) any Permitted Warehouse Indebtedness, (iii) any Permitted MSR Indebtedness, (iv) any Indebtedness of the type set forth in clauses (i) – (iii) of this definition that is acquired by the Borrower or any Restricted Subsidiary in connection with a Permitted Acquisition or Servicing Acquisition, and (v) any facility that combines any Indebtedness under clauses (i) - (iv) of this definition.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.01.

“Permitted MSR Indebtedness” shall mean MSR Indebtedness; provided that solely as of the date of the incurrence of such MSR Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such MSR Indebtedness for which the holder thereof has contractual recourse to the Borrower or the Restricted Subsidiaries to satisfy claims with respect to such MSR Indebtedness (other than subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breaches of representations or warranties and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Permitted MSR Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such MSR Indebtedness shall not be Permitted MSR Indebtedness

(but shall not be deemed to be a new incurrence of Indebtedness subject to Section 6.04 except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provision of Section 6.04). The amount of any particular Permitted MSR Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Permitted RC Asset Lien” shall mean any Lien permitted under Section 6.01(i) and (xvii).

“Permitted Refinancing” shall mean any Indebtedness (the “refinancing Indebtedness”) issued in exchange for, or the net proceeds of which are used to refinance, renew, replace, defease, discharge or refund, other Indebtedness (the “refinanced Indebtedness”); provided that:

(a)        the principal amount of such refinancing Indebtedness does not exceed the principal amount of the refinanced Indebtedness (plus all accrued interest thereon and the amount of all reasonable fees, expenses and premiums incurred in connection with such exchange, refinancing, renewal, replacement, defeasance, discharge or refunding);

(b)        such refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the refinanced Indebtedness;

(c)        the terms of such refinancing Indebtedness (including as to collateral), taken as a whole (as reasonably determined by the Borrower), are not more restrictive to the Credit Parties than the refinanced Indebtedness (other than with respect to interest rates, fees, premiums and no call periods);

(d)        no person, other than an obligor in respect of such refinanced Indebtedness, shall be an obligor in respect of such refinancing Indebtedness;

(e)        if the refinanced Indebtedness is subordinated in right of payment or in lien priority to the Obligations, the refinancing Indebtedness shall be subordinated in right of payment or in lien priority, as applicable, to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the refinanced Indebtedness; and

(f)        no Event of Default shall have occurred and be continuing at the time of such exchange, refinancing, renewal, replacement, defeasance, discharge or refunding.

“Permitted Securitization Indebtedness” shall mean Securitization Indebtedness; provided that (i) in connection with any Securitization, any Warehouse Indebtedness or MSR Indebtedness used to finance the purchase, origination or pooling of any receivables subject to such Securitization is repaid in connection with such Securitization to the extent of the net proceeds received by the Borrower and the Restricted Subsidiaries from the applicable Securitization Entity and (ii) solely as of the date of the incurrence of such Permitted Securitization Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Securitization Indebtedness for which the holder thereof has contractual recourse to the Borrower or any Restricted Subsidiary to satisfy claims with respect to such Securitization Indebtedness (other than subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breaches of representations or warranties and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Permitted Securitization Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Securitization Indebtedness shall not be Permitted Securitization Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to  Section 6.04 except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness, which excess shall be entitled to be incurred pursuant to any other provision of  Section 6.04).

“Permitted Servicing Advance Facility Indebtedness” shall mean any Indebtedness of the Borrower or any Restricted Subsidiary incurred under a Servicing Advance Facility; provided, however, that solely as of the date of the incurrence of such Permitted Servicing Advance Facility Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Permitted Servicing Advance Facility Indebtedness for which the holder thereof has contractual recourse (other than subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breaches of representations or warranties and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Permitted Servicing Advance Facility Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes) to the Borrower or the Restricted Subsidiaries to satisfy claims with respect to such Permitted Servicing Advance Facility Indebtedness over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Servicing Advance Facility Indebtedness shall not be Permitted Servicing Advance Facility Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to 0 except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness under a Servicing Advance Facility which excess shall be entitled to be incurred pursuant to any other provision of  Section 6.04).

“Permitted Tax Distribution” shall mean any distribution permitted by Section 5.10(b) of the PNMAC Limited Liability Company Agreement.

“Permitted Warehouse Indebtedness” shall mean Warehouse Indebtedness; provided that solely as of the date of the incurrence of such Warehouse Indebtedness], the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Warehouse Indebtedness for which the holder thereof has contractual recourse to the Borrower or any Restricted Subsidiary to satisfy claims with respect to such Warehouse Indebtedness (other than subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breaches of representations or warranties and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Permitted Warehouse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Warehouse Indebtedness shall not be Permitted Warehouse Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to  Section 6.04  except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provision of  Section 6.04). The amount of any particular Permitted Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any Governmental Authority.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.01.

“PNMAC Limited Liability Company Agreement”  shall mean the Fifth Amended and Restated Limited Liability Company Agreement of Private National Mortgage Acceptance Company, LLC, among the Borrower and the members party thereto, dated as of October 31, 2018, as in effect on the Amendment No. 2 Effective Date and any amendment, modification or replacement of such agreement that is permitted hereunder.

“Predecessor Credit Agreement” shall mean that certain Credit Agreement, dated as of December 30, 2015, among the Borrower, the lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

“Preferred Equity”, as applied to the Equity Interests of any Person, shall mean Equity Interests of such Person (other than common Equity Interests of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Equity Interests of any other class of such Person.

“Prime Rate” shall mean the rate of interest per annum determined from time to time by Credit Suisse AG as its prime rate in effect at its principal office in New York City and notified to the Borrower.  The prime rate is a rate set by Credit Suisse AG based upon various factors including Credit Suisse AG’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“Pro Forma Basis” shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (without duplication) (x) the incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of any Indebtedness (other than (A) revolving Indebtedness, except, in the case of an incurrence, assumption or guarantee, to the extent same is incurred, assumed or guaranteed to refinance other outstanding Indebtedness or to finance a Permitted Acquisition or any purchase of MSRs, Servicing Advances or servicing rights permitted hereunder or, in the case of a redemption, repayment, retirement or extinguishment, to the extent all commitments under such revolving Indebtedness are permanently and correspondingly terminated, and (B) any Permitted MSR Indebtedness) after the first day of the relevant Calculation Period or Test Period, as the case may be, as if such Indebtedness had been incurred, assumed, guaranteed, redeemed, repaid, retired or extinguished (and the proceeds thereof applied) on the first day of such Test Period or Calculation Period, as the case may be) and (y) any Permitted Acquisition, any purchase of MSRs, Servicing Advances or servicing rights permitted hereunder, entry into a bona fide subservicing agreement in respect of MSRs or any Significant Asset Sale then being consummated (each, a “Subject Transaction”) as well as any other Subject Transaction if consummated after the first day of the relevant Test Period or Calculation Period, as the case may be, and on or prior to the date of the respective Subject Transaction then being effected, as if each such transaction had been effected on the first day of such Test Period or Calculation Period, as the case may be with the following rules to apply in connection therewith:

(i)   all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred, assumed or guaranteed to refinance other outstanding Indebtedness or to finance a Permitted Acquisition or any purchase of MSRs, Servicing Advances or servicing rights permitted hereunder, and other than Permitted MSR Indebtedness) incurred, assumed or guaranteed after the first day of the relevant Test Period or Calculation Period (whether incurred, assumed or guaranteed to finance a Permitted Acquisition, any purchase of MSRs, Servicing Advances or servicing rights permitted hereunder, to refinance Indebtedness or otherwise) shall be deemed to have been incurred, assumed or guaranteed (and the proceeds thereof applied) on the first day of such Test Period or Calculation Period, as the case may be, and remain outstanding through the date of determination and (y) (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) permanently redeemed, repaid, retired or extinguished after the first day of the relevant Test Period or Calculation Period, as the case may be, shall be deemed to have been retired or redeemed on the first day of such Test Period or Calculation Period, as the case may be, and remain redeemed, repaid, retired or extinguished through the date of determination;

(ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); provided that all Indebtedness (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions; and

(iii) whenever pro forma effect is given to any Subject Transaction, the pro forma calculations shall be made in good faith by an Authorized Officer of the Borrower and, except as set forth in the next sentence, in a manner consistent with Article 11 of Regulation S-X of the Securities Act, as set forth in a certificate of an Authorized Officer of the Borrower (with supporting calculations) delivered to the Administrative Agent.  In addition to any adjustments consistent with Regulation S-X, such certificate may set forth additional pro forma adjustments arising out of factually supportable and identifiable cost savings or business optimization initiatives (including cost saving synergies) attributable to any such transaction (net of any additional costs associated with such transaction) and expected in good faith to be realized within 12 months following such transaction, including, but not limited to, (w) reduction in personnel expenses, (x) reduction of costs related to administrative functions, (y) reductions of costs related to leased or owned properties and (z) reductions from the consolidation of operations and streamlining of corporate overhead (taking into account, for purposes of determining such calculation, any historical financial statements of the business or entities acquired or disposed of, assuming such transaction and all other such transaction that have been consummated since the beginning of such period, and any Indebtedness or other liabilities repaid or incurred in connection therewith had been consummated and incurred or repaid at the beginning of such period); provided, that, the aggregate amount of adjustments made pursuant to this sentence shall at no time exceed $5,000,000.

“Pro Rata Percentage” of any Lender at any time shall mean the percentage of the Total Commitment represented by such Lender’s Commitment.  In the event the Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Commitments most recently in effect, giving effect to any subsequent assignments.

“Property” shall mean the Real Property, including the improvements thereon, or the personal property (tangible and intangible), in either case which are encumbered pursuant to a Securitization.

“Qualified Equity Interest” shall mean any Equity Interest that is not a Disqualified Equity Interest.

“RC Asset” shall mean, at any time, any asset of any Credit Party that satisfies each of the following requirements at such time: (a) such asset shall be of a class set forth as an “Eligible Asset Class” on Schedule 1.01(d), (b) such asset shall be owned exclusively by a Credit Party, (c) such asset shall be subject to a perfected first-priority security interest in favor of the Collateral Agent (other than Permitted RC Asset Liens) pursuant to the Security Documents, (d) such asset shall be free and clear of all other Liens and (e) such asset shall be denominated in Dollars and any real property securing such asset shall be located in the United States. For the avoidance of doubt any cash and Cash Equivalents shall be deemed not to be subject to a perfected first-priority security interest in favor of the Collateral Agent unless such cash and Cash Equivalents are held in a deposit account or a securities account subject to an account control agreement in favor of the Collateral Agent and such account control agreement is satisfactory to the Collateral Agent.

“RC Asset Amount” shall mean, at any time, an amount equal to the aggregate RC Asset Contributions for all RC Assets at such time.

“RC Asset Contribution” shall mean, for any RC Asset at any time, an amount equal to (a) the carrying value of such RC Asset under GAAP as at such time multiplied by (b) the percentage set forth opposite the applicable asset class to which such RC Asset belongs on Schedule 1.01(d).

“RC Asset Coverage Ratio” shall mean, at any time of determination, the ratio of (x) the RC Asset Amount at such time to (y) the Aggregate Revolving Credit Exposure at such time (after giving effect to any contemporaneous Borrowing at or about such time).

“RC Asset Coverage Ratio Deficiency” shall mean the RC Asset Coverage Ratio is less than 1.00:1.00 at any time.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Realizable Value” of an asset shall mean (i) with respect to any REO Asset, the value realizable upon the disposition of such asset as determined by the Borrower in its reasonable discretion and consistent with customary industry practice and (ii) with respect to any other asset, the lesser of (x) if applicable, the face value of such asset and (y) the market value of such asset as determined by the Borrower in accordance with the agreement governing the applicable Permitted Servicing Advance Facility Indebtedness, Permitted Warehouse Indebtedness or Permitted MSR Indebtedness, as the case may be (or, if such agreement does not contain any related provision, as determined by senior management of the Borrower in good faith); provided, however, that the realizable value of any asset described in clause (i) or (ii) above which an unaffiliated third party has a binding contractual commitment to purchase from the Borrower or any Restricted Subsidiary shall be the minimum price payable to the Borrower or such Restricted Subsidiary for such asset pursuant to such contractual commitment.

“Recipient” shall mean (a) the Administrative Agent and (b) any Lender, as applicable.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulatory Supervising Organization” shall mean any of (a) the SEC, (b) FINRA, (c) the New York Stock Exchange, (d) state securities commissions and (e) any other U.S. or foreign governmental or self-regulatory organization, exchange, clearing house or financial regulatory authority of which the Borrower or any Restricted Subsidiary is a member or to whose rules it is subject.

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents, representatives and advisors of such Person and such Person’s Affiliates.

“Release” shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into or upon any land or water or air, or otherwise entering into the environment.

“REO Asset” of a Person shall mean a real estate asset owned by such Person and acquired as a result of the foreclosure or other enforcement of a lien on such asset securing a Servicing Advance or loans and other mortgage-related receivables purchased or originated by the Borrower or any Restricted Subsidiary in the ordinary course of business.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30‑day notice period is waived.

“Required Lenders” shall mean, at any time, Lenders having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding and unused Commitments at such time.  The Loans and unused Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

“Residential Mortgage Loan” shall mean any residential mortgage loan, manufactured housing installment sale contract and loan agreement, home equity loan, home improvement loan, consumer installment sale contract or similar loan evidenced by a Residential Mortgage Note, and any installment sale contract, loan contract or chattel paper.

“Residential Mortgage Note” shall mean a promissory note, bond or similar instrument evidencing indebtedness of an obligor under a Residential Mortgage Loan, including, without limitation, all related security interests and any and all rights to receive payments due thereunder.

“Residual Funding Facility” shall mean any funding arrangement with a financial institution or institutions or other lenders or purchasers under which advances are made to the Borrower or any Restricted Subsidiary secured by Residual Interests.

“Residual Indebtedness” shall mean any Indebtedness of the Borrower or any Restricted Subsidiary under any Residual Funding Facility.

“Residual Interests” shall mean any residual, subordinated, reserve accounts and retained ownership interest held by the Borrower or a Restricted Subsidiary in Securitization Entities, Warehouse Facility Trusts and/or MSR Facility Trusts, regardless of whether required to appear on the face of consolidated financial statements in accordance with GAAP.

“Restricted Subsidiary” shall mean a Subsidiary other than an Unrestricted Subsidiary.

“Returns” shall have the meaning assigned to such term in Section 3.09.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Loans of such Lender.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors, provided, that in the event S&P is no longer in existence, references to S&P shall instead refer to a nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act) designated by the Borrower, notice of which shall be given to the Administrative Agent.

“Sanctions” shall have the meaning assigned to such term in Section 3.22.

“Scheduled Unavailability Date” shall have the meaning assigned to such term in Section 1.05.

“SEC” shall have the meaning assigned to such term in Section 5.01(f).

“Secured Creditors” shall have the meaning assigned that term in the respective Security Documents.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securitization” shall mean a public or private transfer, sale or financing of Servicing Advances and/or mortgage loans, installment contracts, other loans and any other asset capable of being securitized (collectively, the “Securitization Assets”) by which the Borrower or any Restricted Subsidiary directly or indirectly securitizes a pool of specified Securitization Assets including, without limitation, any such transaction involving the sale of specified Servicing Advances or mortgage loans to a Securitization Entity.

“Securitization Assets” shall have the meaning specified in the definition of “Securitization.”

“Securitization Entity” shall mean (i) any Person (whether or not a Restricted Subsidiary of the Borrower) established for the purpose of issuing asset-backed or mortgaged-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations and net interest margin securities), (ii) any special purpose Subsidiary established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (i) or holding securities in any related Securitization Entity, regardless of whether such person is an issuer of securities; provided that such Person is not an obligor with respect to any

Indebtedness of the Borrower or any Subsidiary Guarantor and (iii) any special purpose Subsidiary of the Borrower formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements and regardless of whether such Subsidiary is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Borrower or any Subsidiary Guarantor other than under Credit Enhancement Agreements.

“Securitization Indebtedness” shall mean (i) Indebtedness of the Borrower or any Restricted Subsidiary incurred pursuant to on-balance sheet Securitizations treated as financings and (ii) any Indebtedness consisting of advances made to the Borrower or any Restricted Subsidiary based upon securities issued by a Securitization Entity pursuant to a Securitization and acquired or retained by the Borrower or any Restricted Subsidiary.

“Security Document” shall mean and include the Collateral and Guaranty Agreement.

“Servicing Acquisition” shall mean an acquisition permitted under this Agreement of MSRs, Servicing Advances or servicing rights.

“Servicing Advance Facility” shall mean any funding arrangement with lenders collateralized in whole or in part by Servicing Advances under which advances are made to the Borrower or any Restricted Subsidiaries based on such collateral.

“Servicing Advances” shall mean advances made by the Borrower or any Restricted Subsidiary in its capacity as servicer of any mortgage-related receivables to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the borrower on the underlying receivable is delinquent in making payments on such receivable; to enforce remedies, manage and liquidate REO Assets; or that the Borrower or any Restricted Subsidiary otherwise advances in its capacity as servicer.

“Servicing Agreements” shall mean any servicing agreements (including whole loan servicing agreements for portfolios of whole mortgage loans), pooling and servicing agreements, interim servicing agreements and other servicing agreements, and any other agreement governing the rights, duties and obligations of either the Borrower or any Restricted Subsidiary, as a servicer, under such servicing agreements.

“Significant Asset Sale” shall mean each sale, disposition or other transfer of assets (or series of related sales, dispositions or other transfers of assets) other than in the ordinary course of business which generates net cash proceeds of at least $2,500,000.

“Specified Contract” shall have the meaning assigned to such term in the Collateral and Guaranty Agreement.

“Sponsors” shall mean, collectively, HC Partners LLC and BlackRock, Inc.

“SPV” shall have the meaning assigned to such term in Section 9.04(i).

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board).  Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subject Transaction” shall have the meaning specified in the definition of “Pro Forma Basis”.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” shall mean each Wholly-Owned Domestic Restricted Subsidiary (other than the Excluded Subsidiaries) (in each case, whether existing on the Closing Date or established, created or acquired after the Closing Date), unless and until such time as the respective Wholly-Owned Domestic Restricted Subsidiary is released from all of its obligations under the Collateral and Guaranty Agreement in accordance with the terms and provisions thereof.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Test Period” shall mean each period of four consecutive fiscal quarters of the Borrower then last ended, in each case taken as one accounting period; provided that in the case of determinations of the Corporate Indebtedness to EBITDA Ratio and the Interest Expense Coverage Ratio pursuant to this Agreement, such further adjustments (if any) as described in the provisos to such definitions contained herein shall be made to the extent applicable.

“Total Asset Amount” shall mean, at any time, the sum without duplication of (x) the aggregate RC Asset Contributions for all RC Assets at such time plus (y) the Encumbered Asset Amount minus (z) Total Operating Liabilities, in each case at such time.

“Total Asset Coverage Ratio” shall mean, at any time, the ratio of (x) the Total Asset Amount at such time to (y) the Total Commitment at such time.

“Total Asset Coverage Ratio Deficiency” shall mean the Total Asset Coverage Ratio is less than 2.50:1.00 at any time.

“Total Commitment” shall mean, at any time, the aggregate amount of the Commitments as in effect at such time.  The initial Total Commitment is $150,000,000.

“Total Operating Liabilities” shall mean, at any time, the sum of (a) accounts payable and accrued expenses (net of prepaid expenses), plus (b) liability for losses under representations and warranties plus (c) any other liabilities (other than the Revolving Credit Exposure of the Lenders and any liabilities deducted in calculating the Encumbered Asset Contribution at such time), in each case of the Borrower and the Restricted Subsidiaries as at such time.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Credit Parties of the Credit Documents to which they are a party and the making of the Borrowings hereunder and (b) the payment of related fees and expenses.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.  For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“United States” and “U.S.” shall each mean the United States of America.

“Unrestricted Subsidiary” shall mean (a) each Subsidiary of the Borrower listed on Schedule 1.01(e), (b) a Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.15 subsequent to the Amendment No. 2 Effective Date and (c) a Subsidiary of an Unrestricted Subsidiary.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“VA” shall mean the United States Department of Veterans Affairs or any successor thereto.

“Warehouse Facility” shall mean any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note issuance facilities and commercial paper facilities (excluding in all cases, Securitizations), with a financial institution or other lender or purchaser exclusively to (i) finance or refinance the purchase, origination or funding by the Borrower or a Restricted Subsidiary of, or provide funding to the Borrower or a Restricted Subsidiary through the transfer of, loans, mortgage related securities and other mortgage-related receivables purchased or originated by the

Borrower or any Restricted Subsidiary in the ordinary course of business, (ii) finance the funding of or refinance Servicing Advances; or (iii) finance or refinance the carrying of REO Assets related to loans and other mortgage-related receivables purchased or originated by the Borrower or any Restricted Subsidiary; provided that such purchase, origination, pooling, funding, refinancing and carrying is in the ordinary course of business.

“Warehouse Facility Trusts” shall mean any Person (whether or not a Restricted Subsidiary of the Borrower) established for the purpose of issuing notes or other securities in connection with a Warehouse Facility, which (i) notes and securities are backed by specified Servicing Advances purchased by such Person from the Borrower or any Restricted Subsidiary, or (ii) notes and securities are backed by specified mortgage loans purchased by such Person from the Borrower or any Restricted Subsidiary.

“Warehouse Indebtedness” shall mean Indebtedness in connection with a Warehouse Facility; provided that the amount of any particular Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal by the Borrower or an ERISA Affiliate from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean any Credit Party and the Administrative Agent.

“Wholly-Owned Domestic Restricted Subsidiary” shall mean, as to any Person, any Wholly-Owned Restricted Subsidiary of such Person which is a Domestic Subsidiary.

“Wholly-Owned Restricted Subsidiary” shall mean a Wholly-Owned Subsidiary of the Borrower that is a Restricted Subsidiary.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary of the Borrower with respect to the preceding clauses (i) and (ii), director’s qualifying shares and/or other nominal amount of shares required to be held by Persons other than the Borrower and its Subsidiaries under applicable law).

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02.  Terms Generally.

(a)  The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”,  “includes” and

“including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  Except as otherwise expressly provided herein, (i) any reference in this Agreement to any Credit Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement, (ii) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (iii) all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article 6 or any related definition to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article 6 or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. Notwithstanding anything to the contrary contained herein, all financial covenants contained herein or in any other Credit Document shall be calculated without giving effect to any election under Accounting Standards Codification 825-10-25 or 470-20 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof or at any amount other than the outstanding principal amount thereof.  Notwithstanding anything to the contrary in this Agreement or any Credit Document, whenever it is necessary to determine whether a lease is a capital lease or an operating lease, such determination shall be made on the basis of GAAP as in effect on November 18, 2016.

(b)  Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity). Notwithstanding anything to the contrary set forth in this clause (b), any merger, wind-up, liquidation, dissolution, transfer, consolidation, amalgamation, assignment, sale, lease or other disposition which would be permitted pursuant to Section 2.13 (so as to not require a mandatory prepayment), Section 6.02, Section 6.14, or any similar provision contained in this Agreement or any of the other Credit Documents shall also be permitted if such merger, wind-up, liquidation, dissolution, transfer, consolidation, amalgamation, assignment, sale, lease or other disposition is accomplished as a result of a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation).

Section 1.03.  Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”).  Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

Section 1.04.  Limited Condition Acquisitions.  (a) Notwithstanding any other provision of this Agreement, in connection with any action being taken in connection with and reasonably necessary to permit a Limited Condition Acquisition, for purposes of determining compliance with any provision of this Agreement constituting a condition which requires (1) compliance with any Financial Covenant on a Pro Forma Basis after giving effect to such Limited Condition Acquisition, (2) that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable or (3) any representations or warranties be true and correct as of the date of such action, as applicable, such condition shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), be deemed satisfied, so long as (x) no Default or Event of Default, as applicable, exists, such representations and warranties are true and correct and each such Financial Covenant is satisfied, as applicable, on a Pro Forma Basis, in each case, on the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”)  after giving effect to such Limited Condition Acquisition and the actions to be taken in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if such Limited Condition Acquisition and other actions had occurred on such date and (y) on the closing date of such Limited Condition Acquisition and on the date of the incurrence of any Indebtedness the proceeds of which are to be used to consummate such Limited Condition Acquisition, (i) no Event of Default under Section 7.01(a) or (e) shall have occurred and be continuing and (ii) the representations and warranties (x) that would constitute “specified representations” and (y) contained in any related acquisition agreement, purchase agreement or merger agreement to the extent that the Borrower or any affiliate of the Borrower would have the right to terminate its obligations under such agreement or decline to consummate the Limited Condition Acquisition as a result of a breach of such representation and warranty, shall be true and correct.  For the avoidance of doubt, if the Borrower has made an LCA Election in connection with a Limited Condition Acquisition, and any Default or Event of Default (other than any Event of Default under Section 7.01(a) or (e)) occurs following the date the definitive agreements for the applicable Limited Condition Acquisition were entered into and prior to the consummation of such Limited Condition Acquisition, any such Default or Event of Default shall be deemed to not have occurred or be continuing solely for purposes of determining whether the consummation of such Limited Condition Acquisition or the incurrence of any Indebtedness to finance such Limited Condition Acquisition is permitted hereunder.

(b)  In connection with any action being taken solely in connection with a Limited Condition Acquisition for which the Borrower has made an LCA Election (but not for any other purpose), for purposes of:

(i)   determining compliance with any provision of this Agreement which requires the calculation of the Total Asset Coverage Ratio, the RC Asset Coverage Ratio,

the Corporate Indebtedness to EBITDA Ratio, the Interest Expense Coverage Ratio or the Consolidated Indebtedness to Consolidated Tangible Net Worth Ratio; or

(ii)  testing availability under any Basket;

in each case, the date of determination of whether any such action is permitted hereunder shall be deemed to be the LCA Test Date, and if on a Pro Forma Basis, after giving effect to the Limited Condition Acquisition (including, for the avoidance of doubt, both (x) Consolidated EBITDA of or attributable to the target companies or assets associated with any such Limited Condition Acquisition and (y) Indebtedness expected to be incurred to finance the Limited Condition Acquisition (if any)) and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent four consecutive fiscal quarters ending prior to the LCA Test Date for which consolidated financial statements of the Borrower are available, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratio or Basket, such ratio or Basket shall be deemed to have been complied with.  For the avoidance of doubt, if the Borrower has made an LCA Election and any of the ratios or Baskets for which compliance was permitted to be determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or Basket, at or prior to the consummation of the relevant transaction or action, such Baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken.  If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or Basket availability with respect to the incurrence of Indebtedness or Liens, or the making of Dividends, mergers, the conveyance, lease or other transfer of assets, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or Basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions (including any incurrence of Indebtedness) in connection therewith have been consummated.

Section 1.05.  LIBOR Rate Successor.  If at any time the Administrative Agent or the Borrower determines (which determination shall be conclusive absent manifest error) that (i) adequate and reasonable means do not exist for ascertaining the LIBO Rate for any requested Interest Period, including, without limitation, because the LIBO Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided,  further, that (i) any such successor rate shall be applied by the Administrative Agent in a manner consistent with market practice and (ii) to the extent such market practice is not administratively feasible for the Administrative Agent, such successor rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and the Borrower.  Notwithstanding anything to the contrary in Section 13.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, written notice from the Required Lenders stating that such Required Lenders object to such amendment. If no such alternate rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain loans at the Adjusted LIBO Rate shall be suspended, (to the extent of the affected Adjusted LIBOR Rate Loans or Interest Periods), and (y) the Adjusted LIBOR Rate component shall no longer be utilized in determining ABR.  Upon receipt of such notice, the Borrower may revoke any pending request for a Loan of, conversion to or continuation of Adjusted LIBOR Rate Loans (to the extent of the affected loans at the Adjusted LIBOR Rate or Interest Periods) or, failing that, will be deemed to have converted such request into a request for loans at the Alternate Base Rate (subject to the foregoing clause (y)) in the amount specified therein.

ARTICLE 2

THE CREDITS

Section 2.01.  Commitments.  Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Loans to the Borrower, at any time and from time to time on and after the Closing Date, and until the earlier of the Maturity Date and the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment; provided that the aggregate principal amount of Loans borrowed on the Closing Date shall not exceed 50% of the Total Commitment. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Loans.

Section 2.02.  Loans.  (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).  The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $100,000 and not less than $1,000,000 or (ii) equal to the remaining available balance of the Commitments.

(b)  Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03.  Each

Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.  Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than seven Eurodollar Borrowings outstanding hereunder at any time.  For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d)  Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(e)  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03.  Borrowing Procedure.  In order to request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before a proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery, e-mail or facsimile transmission to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether the Borrowing then being requested is to be a Eurodollar

Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

Section 2.04.  Evidence of Debt; Repayment of Loans.  (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Maturity Date.

(b)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)  The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.

(d)  The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided,  however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(e)  Any Lender may request that Loans made by it hereunder be evidenced by a promissory note.  In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower.  Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

Section 2.05.  Fees.  (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to 0.50% per annum on the daily unused amount of the Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the Maturity Date or the date on which the Commitment of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(b)  The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Engagement Letter at the times and in the amounts specified therein (the “Administrative Agent Fees”).

(c)  All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders.  Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.06.  Interest on Loans.  (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, at all times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b)  Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)  Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement.  The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.07.  Default Interest.  If the Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder or under any other Credit Document, by acceleration or otherwise, then, until such defaulted amount shall have been paid in full, to the extent permitted by law, such defaulted amount shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, at all times) equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum.

Section 2.08.  Alternate Rate of Interest.  In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to the Lenders holding more than 50% in principal amount of the Loans which are to be included in such Eurodollar Borrowing of making or maintaining such Eurodollar Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or Section 2.10 shall be deemed to be a request for an ABR Borrowing.  Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

Section 2.09.  Termination and Voluntary Reduction of Commitments.  (a) The Commitments shall automatically terminate on the Maturity Date.

(b)  Upon at least three Business Days’ prior irrevocable written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided,  however, that (i) each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Total Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

(c)  Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments.  The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

Section 2.10.  Conversion and Continuation of Borrowings.  The Borrower shall have the right at any time upon prior irrevocable written notice to the Administrative Agent (a) not later than 1:00 p.m., New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 1:00 p.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 1:00 p.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(i)   each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii)  if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(v)  any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

(vii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing.  If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing.

Section 2.11.  [Reserved].

Section 2.12.  Voluntary Prepayments.  (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 1:00 p.m., New York City time; provided,  however, that each partial prepayment shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000.

(b)  Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided, however, that if such prepayment is for all of the then outstanding Loans, then the Borrower may (x) revoke such notice prior to the proposed date of prepayment and/or (y) extend the prepayment date by not more than five Business Days; provided further, however, that the provisions of Section 2.16 shall apply with respect to any such revocation or extension. All prepayments under this Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty.  All prepayments under this Section 2.12 (other than prepayments of ABR Loans that are not made in connection with the termination or permanent reduction of the Commitments) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

Section 2.13.  Mandatory Prepayments and Commitment Reductions.  (a) In the event of any termination of all the Commitments (including pursuant to Section 2.09 or Section 2.13(b) or (d)), the Borrower shall, on the date of such termination, repay or prepay all its outstanding Borrowings.  If, after giving effect to any partial reduction in the Commitments or at any other time (including pursuant to Section 2.09 or Section 2.13(b) or (d)), the Aggregate Revolving Credit Exposure would exceed the Total Commitment, then the Borrower shall, on the date of such reduction or at such other time, repay or prepay Borrowings in an amount sufficient to eliminate such excess.

(b)  On each date on or after the Closing Date upon which the Borrower or any Restricted Subsidiary receives any cash proceeds from any issuance or incurrence by the Borrower or any Restricted Subsidiary of (x) Indebtedness pursuant to Section 6.04(xvi) or (y) Incremental Advance Rate MSR Indebtedness, (i) the Borrower shall, on such date and in accordance with the requirements of Section 2.13(e), prepay any outstanding Loans in an amount equal to the lesser of (A) 100% of the Net Cash Proceeds of the respective issuance or incurrence of such Indebtedness and (B) the aggregate principal amount of such Loans then outstanding, and (ii) the Commitments shall, on such date and in accordance with the requirements of Section 2.13(e), be automatically and permanently reduced by an amount equal to 100% of the Net Cash Proceeds of the respective issuance or incurrence of such Indebtedness.

(c)  If for any reason, at any time, an RC Asset Coverage Ratio Deficiency exists, the Borrower shall, within two Business Days after the applicable Compliance Certificate Date and in accordance with the requirements of Section 2.13(f), prepay the Loans in an amount equal to the amount necessary to cause the RC Asset Coverage Ratio to equal 1.00:1.00 on a Pro Forma Basis after giving effect to such prepayment.

(d)  If for any reason, as of the last day of any calendar month, a Total Asset Coverage Ratio Deficiency exists, the Commitment shall by no later than two Business Days after the applicable Compliance Certificate Date and in accordance with the requirements of Section 2.13(b), be automatically and permanently reduced by an amount equal to the amount necessary to cause the Total Asset Coverage Ratio to equal 2.50:1.00 on a Pro Forma Basis after giving effect to such reduction (and the provisions of Section 2.13(a) shall apply to the extent applicable).

(e)  In the event that the Borrower or any of its applicable Restricted Subsidiaries ceases to meet the qualifications for maintaining all Approvals, such Approvals are revoked or such Approvals are materially modified in a manner materially adverse to the Lenders, and such cessation, revocation or material modification continues to exist for a period of thirty (30) days from the first occurrence thereof, the Borrower shall promptly prepay the Loans in full;

(f)  Each amount required to be applied pursuant to Section 2.13 in accordance with this Section 2.13(b) shall be applied pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. Each reduction in Commitments required pursuant to this Section 2.13 shall be applied pro rata according to the respective Commitments of the Lenders at such time.

(g)  The Borrower shall deliver to the Administrative Agent, at the time of each mandatory repayment or prepayment of Loans or reduction in Commitments required under this Section 2.13, (i) a certificate signed by an Authorized Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such repayment, prepayment and/or reduction and (ii) at least three Business Days prior written notice of such repayment, prepayment and/or reduction.  Each notice of repayment, prepayment and/or reduction shall specify (x) the date of such repayment, prepayment and/or reduction, (y) the Type of each Loan, if any, being repaid or prepaid and (z) the principal amount of the Loans to be repaid or prepaid and/or the amount by which the Commitments are to be reduced.  All repayments and prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16 but shall otherwise be without premium or penalty and (other than prepayments of ABR Loans that are not made in connection with the termination or permanent reduction of the Commitments) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

Section 2.14.  Reserve Requirements; Change in Circumstances.  Notwithstanding any other provision of this Agreement, if any Change in Law shall:

(a)  impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate),

(b)  subject a Lender to any Taxes (other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and Connection Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or on its deposits, reserves, other liabilities or capital attributable thereto; or

(c)  impose on such Lender or the London interbank market any other condition (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender,

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(d)  If any Lender shall have determined that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity requirements) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(e)  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(f)  Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

Section 2.15.  Change in Legality.  (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i)   such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b)  For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

Section 2.16.  Breakage.  The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

Section 2.17.  Pro Rata Treatment.  Subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders, and as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.

Section 2.18.  Sharing of Setoffs.  Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Credit Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including any application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any of its Affiliates (in which case the provisions of this Section 2.18 shall apply). The Borrower expressly consents to the foregoing arrangements and agree that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

Section 2.19.  Payments.  (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Credit Document not later than 1:00 p.m., New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  Each such payment shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010.  The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b)  Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Credit Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

Section 2.20.  Taxes.  (a) Any and all payments by or on account of any obligation of the Borrower or any other Credit Party hereunder or under any other Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax for any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.20) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)  The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(i)   Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on behalf of itself or a Lender, shall be conclusive absent manifest error.

(ii) Indemnification by Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (x) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so) (y) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(f) relating to the maintenance of the Participant Register and (z) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (b)(ii).

(c)  As soon as practicable after any payment of Taxes by the Borrower or any other Credit Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)  (i) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any other Credit Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in (ii) and (iv) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, if the Borrower is a U.S. Person, any Lender with respect to such Borrower shall, if it is legally eligible to do so, deliver to such Borrower and the Administrative Agent (in such number of copies reasonably requested by such Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A) in the case of a Lender that is not a Foreign Lender, IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C) in the case of a Foreign Lender for which payments under any Credit Document constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D) in the case of a Foreign Lender claiming the benefits of the exemption for  portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN or IRS Form W-8BEN-E and (2) a certificate to the effect that such Lender is not (a) a “bank” within the meaning of  Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower  within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign  corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade  or business in the United States with which the relevant interest payments are  effectively connected; or

(E)  in the case of a Foreign Lender that is not the beneficial owner of payments made under any Credit Document (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (E) of this paragraph (d)(ii) that would be required of  each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide the certificate described in (D)(2) above on behalf of such partners.

(iii) Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iv) If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable withholding agent, at the time or times prescribed by law and at such time or times reasonably requested by such withholding agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the withholding agent as may be necessary for the withholding agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.20(d)(iii), “FATCA” shall include any amendments made to FATCA after the date of this  Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(e)  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes imposed on the receipt of such refund) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f)  Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

Section 2.21.  Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.  (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Credit Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, or (v) any Lender becomes a Defaulting Lender, then, in each case, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv)

above, all of its interests, rights and obligation with respect to the Loans or Commitments that are the subject of the related consent, amendment, waiver or other modification) to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Credit Documents (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all Fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.21(a).

(b)  If (i) any Lender shall request compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

Section 2.22.  Defaulting Lenders.  (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)   Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)  If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement and to make the Loans as provided herein, the Borrower makes the following representations and warranties, in each case after giving effect to the Transactions, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans, with the occurrence of each Borrowing (other than a conversion or a continuation of a Borrowing) on or after the Closing Date being deemed to constitute a representation and warranty that the matters specified in this Article 3 are true and correct in all material respects on and as of the Closing Date and on the date of each such other Borrowing (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); provided that any representation and warranty that is qualified as to “materiality”,  “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

Section 3.01.  Company Status.  Each of New Holdings, Holdings, the Borrower and each of the Restricted Subsidiaries (i) is a duly organized and validly existing Company in good standing under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications, except to the extent all failures with respect to the foregoing clauses (i) and (ii) (other than, in the case of clauses (i) and (ii), with respect to the Borrower) and (iii) could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.02.  Power and Authority.  Each Credit Party has the Company power and authority to execute, deliver and perform its obligations under each of the Credit Documents to which it is party and, in the case of the Borrower, to borrow hereunder, and has taken all necessary Company action to authorize the execution, delivery and performance by it of each of such Credit Documents.  Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought by proceedings in equity or at law).

Section 3.03.  No Violation.  The execution, delivery and performance of this Agreement and the other Credit Documents, the Borrowings hereunder and the use of the proceeds thereof will not (i) contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (ii) (x) violate or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or give rise to any right to accelerate or to require the prepayment, repurchase of redemption of any obligation under, or (y) result in the creation or imposition of (or the obligation to directly or indirectly create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party or any Restricted Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, in each case to which any Credit Party or any Restricted Subsidiary is a party or by which it or any its property or assets is bound or to which it may be subject or (iii) violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party or any Restricted Subsidiary, except to the extent all violations or contraventions with respect to the foregoing clauses (i) and (ii)(x) could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.04.  Approvals.  Except as could not reasonably be expected to have a Material Adverse Effect, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Closing Date and which remain in full force and effect on the Closing Date and (y) filings which are necessary to perfect the security interests or liens created under the Security Documents), or exemption or other action by, any Governmental Authority is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, the execution, delivery and performance of any Credit Document or the legality, validity, binding effect or enforceability of any such Credit Document.

Section 3.05.  Financial Statements; Financial Condition; Undisclosed Liabilities.  (a) (i) The audited consolidated balance sheets of Holdings and its Subsidiaries at December 31, 2017, December 31, 2016 and December 31, 2015 and the related consolidated statements of income and cash flows and changes in stockholder’s equity of Holdings and its Subsidiaries for each of the fiscal years of Holdings ended on such dates, in each case furnished to the Administrative Agent for delivery to the Lenders prior to the Amendment No. 2 Effective Date (it being understood that such financial information shall be deemed to have been delivered to the Administrative Agent by Holdings’ posting of such information on the SEC website on the Internet at sec.gov/edgar/searches.htm), present fairly in all material respects the consolidated financial position of Holdings and its Subsidiaries at the dates of said financial statements and the results of operations for the respective periods covered thereby and (ii) the unaudited consolidated balance sheet of Holdings and its Subsidiaries as at June 30, 2018 and the related consolidated statements of income and cash flows and changes in stockholders’ equity of Holdings and its Subsidiaries for the six-month period ended on such date, in each case furnished to the Administrative Agent for delivery to the Lenders prior to the Amendment No. 2 Effective Date (it being understood that such financial information shall be deemed to have been delivered to the Administrative Agent by Holdings’ posting of such information on the SEC website on the Internet at sec.gov/edgar/searches.htm), present fairly in all material respects the consolidated financial condition of Holdings and its Subsidiaries at the date of said financial statements and the results of operations for the respective periods covered thereby, subject to normal year-end adjustments and the absence of footnotes.  All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes.

(b)  [Reserved].

(c)  On and as of the Closing Date, and after giving effect to the Transactions and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith and on and as of the date of any subsequent Borrowing (after giving effect to such Borrowing), (i) the sum of the fair value of the assets, at a fair valuation, of the Credit Parties (taken as a whole) will exceed their debts, (ii) the sum of the present fair salable value of the assets of the Credit Parties (taken as a whole) will exceed the amount that will be required to pay their debts as such debts become absolute and matured, (iii) the Credit Parties (taken as a whole) have not incurred and do not intend to incur debts beyond their ability to pay such debts as such debts mature, and (iv) the Credit Parties (taken as a whole) will have sufficient capital with which to conduct their businesses.  For purposes of this Section 3.05(c), “debt” means any liability on a claim, and “claim” means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

(d)  Except as reflected in the financial statements described in Section 3.05(a), and except for the Indebtedness incurred under this Agreement or otherwise incurred in the ordinary course of business, there were as of the Closing Date no liabilities or obligations that would be required to be reflected in the consolidated financial statements of Holdings and its Subsidiaries by GAAP with respect to Holdings, the Borrower or any of the Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(e)  Since December 31, 2017, there has been no change in the business, operations, property, assets or financial condition of Holdings, the Borrower or any Restricted Subsidiary that either, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

Section 3.06.  Litigation.  Except as set forth on Schedule 3.06, there are no actions, investigations by a Governmental Authority, suits or proceedings at law or in equity pending or, to the Knowledge of the Borrower, threatened in writing (i) with respect to any Credit Document or (ii) that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 3.07.  True and Complete Disclosure.  All written information (taken as a whole) (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein furnished by or on behalf of the Borrower in writing to the Administrative Agent, the Arranger or any Lender is complete and correct in all material respects on the date as of which such information is dated or certified and does not contain any untrue statement of a material fact or omit a material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided (giving effect to all supplements and updates provided thereto prior to the Closing Date); provided that (a) no representation is made with respect to information of a general economic or general industry nature and (b) with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of delivery of such projected financial information to the Administrative Agent and the Lenders.

Section 3.08.  Use of Proceeds; Margin Regulations.  (a) All proceeds of the Loans will be used by the Borrower only for the purposes specified in the introductory statement to the Agreement.

(b)  No Credit Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.  No part of any Borrowing (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.  Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Borrowing will, whether directly or indirectly, and whether immediately, incidentally or ultimately, violate or be inconsistent with the provisions of Regulation T, U or X.

Section 3.09.  Tax Returns and Payments.  Except as set forth on Schedule 3.09, (i) the Borrower and each of the Restricted Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority all federal, state, local and foreign income Tax returns and other material returns, statements, forms and reports for taxes (the “Returns”) required to be filed by, or with respect to the income, properties or operations of the Borrower and/or any Restricted Subsidiary, (ii) each of the Borrower and each of the Restricted Subsidiaries has paid all material taxes and assessments payable by it which have become due, other than those that are being contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and the Restricted Subsidiaries in accordance with GAAP and (iii) except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no action, suit, proceeding, investigation, audit or claim now pending or, to the Knowledge of New Holdings,  Holdings or the Borrower or any Restricted Subsidiary, threatened in writing by any authority regarding any taxes relating to New Holdings,  Holdings, the Borrower or any Restricted Subsidiary.

Section 3.10.  Compliance with ERISA.  Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code except for non-compliance which, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No ERISA Event has occurred within the past five years or is reasonably expected to occur that, when taken together with all other ERISA Events that have occurred or are reasonably likely to occur, could reasonably be expected to have a Material Adverse Effect.

Section 3.11.  Security Documents.  (a) The provisions of the Collateral and Guaranty Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Collateral described therein, and the Collateral Agent, for the benefit of the Secured Creditors, has a fully perfected security interest in all right, title and interest in all of the Collateral described therein to the extent required thereunder (other than (i) any Collateral consisting of cash not contained in a deposit account or securities account not subject to the “control” (as defined under the UCC) of the Collateral Agent, (ii) any Collateral consisting of deposit accounts not subject to the “control” (as defined under the UCC) of the Collateral Agent and (iii) any other Collateral to the extent perfection steps are not required to be taken pursuant to the Collateral and Guaranty Agreement with respect to such Collateral), subject to no other Liens other than Permitted Liens.  Each asset classified by the Borrower as an RC Asset satisfies the requirements set forth in the definition of “RC Asset” and each asset classified by the Borrower as an Encumbered Asset satisfies the requirements set forth in the definition of “Encumbered Asset”.

Section 3.12.  Properties.  No Credit Party owns any Real Property (other than REO Assets and Capitalized Lease Obligations) with a book value as of June 30, 2018 of at least $1,000,000. The Borrower and each of the Restricted Subsidiaries has valid title to all material properties (and to all buildings, fixtures and improvements located thereon) owned by it, and a valid leasehold interest in the material properties leased by it, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and in each case free and clear of all Liens other than Permitted Liens.

Section 3.13.  Capitalization.  The authorized Equity Interests of the Borrower consists solely of Qualified Equity Interests.  All outstanding Equity Interests of the Borrower have been duly and validly issued, are fully paid and have been issued free of preemptive rights.

Section 3.14.  Subsidiaries.  On and as of the Closing Date, (a) the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule 3.14 and (b) Schedule 3.14 sets forth the percentage ownership (direct and indirect) of the Borrower in each class of Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof.  All outstanding Equity Interests of each Subsidiary of the Borrower have been duly and validly issued and are fully paid (except as such rights may arise under mandatory provisions of applicable statutory law that may not be waived or otherwise agreed) and have been issued free of preemptive rights, and no Subsidiary of the Borrower has outstanding any securities convertible into or exchangeable for its Equity Interests or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its Equity Interests or any stock appreciation or similar rights except as set forth on Schedule 3.14.

Section 3.15.  Compliance with Statutes, Etc.  The Borrower and each of the Restricted Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.16.  Investment Company Act.  Neither New Holdings,  Holdings, the Borrower nor any Restricted Subsidiary is required to register as an “investment company”, or is subject to regulation, under the Investment Company Act of 1940, as amended.

Section 3.17.  Insurance.  Schedule 3.17 sets forth a listing of all material insurance maintained by the Borrower and the Restricted Subsidiaries as of the Closing Date, with the amounts insured (and any deductibles) set forth therein.  As of the Closing Date, such insurance is in full force and effect and all premiums have been duly paid.  The Borrower and the Restricted Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

Section 3.18.  Environmental Matters.  Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)  The Borrower and each of the Borrower’s Subsidiaries is and has been in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws;

(b)  there are no pending or, to the Knowledge of the Borrower, threatened in writing Environmental Claims against the Borrower or any of the Borrower’s Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of the Borrower’s Subsidiaries (including any such claim arising out of the ownership, lease or operation by the Borrower or any of the Borrower’s Subsidiaries of any Real Property formerly owned, leased or operated by the Borrower or any of the Borrower’s Subsidiaries);

(c)  there are no facts, circumstances, conditions or occurrences with respect to the Borrower or any of the Borrower’s Subsidiaries, or any Real Property presently or formerly owned, leased or operated by the Borrower or any of the Borrower’s Subsidiaries or any other property, in each case, that could be reasonably expected (i) to form the basis of any violation or liability under Environmental Law or an Environmental Claim against the Borrower or any of the Borrower’s Subsidiaries or any such Real Property owned, leased or operated by the Borrower or any of the Borrower’s Subsidiaries or (ii) to cause any Real Property owned, leased or operated by the Borrower or any of the Borrower’s Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy, use or transferability of such Real Property by the Borrower or any of the Borrower’s Subsidiaries under any applicable Environmental Law; and

(d)  Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on, to, or from, any Real Property presently or formerly owned, leased or operated by the Borrower or any of the Borrower’s Subsidiaries or any other property, where such generation, use, treatment, storage, transportation or Release has resulted or could reasonably be expected to result in a violation by the Borrower or any of the Borrower’s Subsidiaries of any applicable Environmental Law or give rise to an Environmental Claim against the Borrower or any of the Borrower’s Subsidiaries or any liability of the Borrower or any of the Borrower’s Subsidiaries under Environmental Law.

Section 3.19.  Employment and Labor Relations.  Neither the Borrower nor any Restricted Subsidiary is engaged in any unfair labor practice that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.  There is (i) no unfair labor practice complaint pending against the Borrower or any Restricted Subsidiary or, to the Knowledge of New Holdings,  Holdings or the Borrower, threatened in writing against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any Restricted Subsidiary or, to the Knowledge of New Holdings,  Holdings or the Borrower, threatened in writing against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any Restricted Subsidiary or, to the Knowledge of New Holdings,  Holdings or the Borrower, threatened in writing against the Borrower or any Restricted Subsidiary, (iii) no union representation question exists with respect to the employees of the Borrower or any Restricted Subsidiary, (iv) no equal employment opportunity charges or other claims of employment discrimination are pending or, to the Knowledge of New Holdings,  Holdings or the Borrower, threatened in writing against the Borrower or any Restricted Subsidiary and (v) no wage and hour department investigation has been made of the Borrower or any Restricted Subsidiary, except (with respect to any matter specified in clauses (i) through (v) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

Section 3.20.  Intellectual Property, Etc.  The Borrower and each of the Restricted Subsidiaries owns or has the right to use all the patents, patent applications, permits, trademarks (including all registrations, applications for registration and goodwill associated with the foregoing), domain names, service marks, trade names, copyrights (whether or not registered), licenses, franchises, inventions, trade secrets, technology, domain names, proprietary information and know-how of any type, whether or not written (including rights in computer programs, software and databases) and formulas, or rights with respect to the foregoing, necessary for the present conduct of its business (the “Intellectual Property”), without any known conflict with the rights of others which, or the failure to own or have which, as the case may be, could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

Section 3.21.  Indebtedness.  Schedule 3.21 sets forth a list of all Indebtedness (other than the Loans) in an individual principal amount equal to or greater than $35,000,000 (including Contingent Obligations) of the Borrower and the Restricted Subsidiaries as of the Closing Date (except as otherwise specified on such Schedule) and which is to remain outstanding after giving effect to the Transactions, in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any Restricted Subsidiary which directly or indirectly guarantees such debt.

Section 3.22.  Sanctions, Anti-Money Laundering and Anti-Corruption Laws. None of New Holdings,  Holdings, the Borrower or any Subsidiary, or, to the Knowledge of the Borrower, any director, officer, or employee of New Holdings,  Holdings, the Borrower or any Subsidiary, or any agent of New Holdings,  Holdings, the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is

(i)   a target of sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the European Union or any European Union member state, the United Nations or Her Majesty’s Treasury (“Sanctions”);

(ii)  located, organized or resident in a country or territory that is the target of Sanctions; or

(iii) a Person that is controlled (as defined in the definition of “Affiliate”) by any Person described in clause (i) or (ii) above.

The Borrower and the Subsidiaries have implemented and maintain in effect policies and procedures designed to ensure compliance by the Borrower, the Subsidiaries and their respective directors, officers, employees and agents with the Foreign Corrupt Practices Act and all other applicable anti-corruption laws  (“Anti-Corruption Laws”), all applicable anti-money laundering laws and regulations, including those of the Bank Secrecy Act, as amended by the USA PATRIOT Act (“Anti-Money Laundering Laws”) and applicable Sanctions.  The Borrower and the Subsidiaries and, to the Knowledge of the Borrower, the Borrower’s, and the Subsidiaries’ directors, officers, employees, and their respective agents acting within the scope of their relationship with the Borrower or any Subsidiary, have complied and are in compliance in all material respects with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions. No borrowing, use of proceeds or other transaction contemplated by this Agreement will violate applicable Anti-Corruption Laws, applicable Anti-Money Laundering Laws or applicable Sanctions.

Section 3.23.  Senior Indebtedness.  The Obligations constitute “Senior Indebtedness” (or any comparable term) for all purposes of any subordinated indebtedness of the Borrower or any Restricted Subsidiary and any Permitted Refinancing thereof.

Section 3.24.  Encumbered Assets.  With respect to the Encumbered Assets, (i) the Residual Interests (other than reserve accounts) held by the Borrower or any Restricted Subsidiary in any related Servicing Advance Facility, MSR Facility or Warehouse Facility, as applicable, are not subject to any Lien (other than Liens permitted under Sections 6.01(i), (ii) or (viii)) and (ii) the Borrower or a Restricted Subsidiary has valid title to all Encumbered Assets.

ARTICLE 4

CONDITIONS OF LENDING

Section 4.01.  All Borrowings.  The obligations of the Lenders to make Loans hereunder on the date of each Borrowing (other than a conversion or a continuation of a Borrowing), including on the Closing Date are subject to the satisfaction of the following conditions:

(a)  The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03.

(b)  The representations and warranties set forth in Article 3 and in each other Credit Document shall be true and correct in all material respects on and as of the date of such

Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; provided that any representation and warranty that is qualified as to “materiality”,  “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(c)  At the time of and immediately after such Borrowing, no Default or Event of Default shall have occurred and be continuing.

(d)  Immediately after giving effect to such Borrowing, the Borrower shall be in compliance with the Financial Covenants on a Pro Forma Basis.

Each Borrowing (other than a conversion or a continuation of a Borrowing) shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b), (c) and (d) of this Section 4.01.

Section 4.02.  Closing Date.  The effectiveness of this Agreement and the Commitments of the Lenders hereunder on the Closing Date are subject to the satisfaction of the following conditions:

(a)  The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Morgan, Lewis & Bockius LLP, counsel to the Borrower and (ii) in-house counsel of the Borrower, each such opinion to be in form and substance reasonably satisfactory to the Administrative Agent, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders, and (C) covering such matters relating to the Credit Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

(b)  The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or other equivalent formation document, including all amendments thereto, of each Credit Party, certified as of a recent date by the Secretary of State (or other similar official) of the state of its organization, and a certificate as to the good standing of each Credit Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Credit Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, partnership agreement, limited liability company agreement, memorandum and articles of association or other equivalent governing document of such Credit Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Credit Party authorizing the execution, delivery and performance of the Credit Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date, (C) that the certificate or articles of incorporation or other equivalent formation document of such Credit Party has not been amended since the date of the last amendment thereto furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Credit Document or any other document delivered in connection herewith on behalf of such Credit Party; and (iii) the certificate referred to in the foregoing clause (ii) shall contain a certification by an Authorized Officer of such Credit Party as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing such certificate pursuant to clause (ii) above.

(c)  The Administrative Agent shall have received a certificate, dated the Closing Date and signed by an Authorized Officer of the Borrower, confirming compliance with the conditions precedent set forth in (b), (c) and (d) of Section 4.01.

(d)  The Administrative Agent, the Arranger and each Lender shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder, under any other Credit Document or under the Engagement Letter (including reasonable fees and expenses of counsel).

(e)  The Borrower shall have duly authorized, executed and delivered this Agreement, and each other party to this Agreement shall have executed and delivered this Agreement, and this Agreement shall be in full force and effect.

(f)  The Administrative Agent shall have received:

(i)   evidence reasonably satisfactory to it as to the proper filing of financing statements (Form UCC-1 or the equivalent) in each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Collateral and Guaranty Agreement;

(ii)  certified copies of requests for information (Form UCC-11 or the equivalent), or equivalent reports as of a recent date, listing all effective financing statements that name any Credit Party as debtor and that are filed in the jurisdictions referred to in clause (i) above and in such other jurisdictions in which Collateral is located on the Closing Date, together with copies of such other financing statements that name any Credit Party as debtor (none of which shall cover any of the Collateral except (x) to the extent evidencing Permitted Liens or (y) those in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing);

(iii) evidence of the completion of all other recordings and filings of, or with respect to, the Collateral and Guaranty Agreement (other than to the extent such actions are required or permitted to be performed after the Closing Date) as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests intended to be created by the Collateral and Guaranty Agreement; and

(iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Collateral and Guaranty Agreement have been taken (other than to the extent such actions are required or permitted to be performed after the Closing Date), and the Collateral and Guaranty Agreement shall be in full force and effect.

(g)  The Lenders shall have received the financial statements referred to in Section 3.05.

(h)  The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower substantially in the form attached hereto as Exhibit E certifying that the Borrower and its subsidiaries, on a consolidated basis after giving effect to the Transactions to occur on the Closing Date, are solvent.

(i)  The Administrative Agent shall have received, at least five Business Days prior to the Closing Date, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(j)  The Administrative Agent shall have received a notice of any Borrowing on the Closing Date as required by Section 2.03.

(k)  All principal, premium, if any, interest, fees and other amounts due or outstanding under the Predecessor Credit Agreement shall have been (or substantially simultaneously with the funding of Loans on the Closing Date shall be) paid in full and the commitments thereunder terminated, and the Administrative Agent shall have received reasonably satisfactory evidence thereof.

ARTICLE 5

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Credit Document shall have been paid in full in cash (other than contingent indemnification and cost reimbursement obligations for which no claim has been made), unless the Required Lenders shall otherwise consent in writing:

Section 5.01.  Information Covenants.  The Borrower will furnish to the Administrative Agent which will promptly furnish to each Lender:

(a)  Quarterly Financial Statements.  Within 45 days after the end of the first three fiscal quarters of each fiscal year of New Holdings, the consolidated balance sheet and related statements of comprehensive income of New Holdings and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year and related statements of stockholders’ equity and cash flows as of the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding prior period or periods (or in the case of the balance sheet, as of the end of the previous fiscal year, and, in the case of the statement of shareholders’ equity, no comparative disclosure), all of which shall be certified by an Authorized Officer of New Holdings that they fairly present in all material respects in accordance with GAAP the financial condition of New Holdings and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

(b)  Annual Financial Statements.  Within 90 days after the end of each fiscal year of New Holdings, the consolidated balance sheet of New Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and stockholders’ equity and statement of cash flows for such fiscal year setting forth comparative figures where applicable for the preceding fiscal year and reported on by Deloitte & Touche LLP or other independent certified public accountants of recognized national standing (which report shall be without a “going concern” or like qualification or exception and without any qualification or exception as to scope of audit), together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of New Holdings and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default relating to financial or accounting matters which has occurred and is continuing or, if such accounting firm obtained knowledge of such a Default or an Event of Default, a statement as to the nature thereof, in each case only to the extent that such accounting firm is not restricted or prohibited from doing so by its internal policies or accounting rules or guidelines generally).

(c)  Unrestricted Subsidiaries.  At any time the Borrower has designated any of its Subsidiaries as Unrestricted Subsidiaries pursuant to Section 5.15, simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 5.01(a) and (b), the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) and New Holdings from such consolidated financial statements.

(d)  Officer’s Certificates.  At the time of the delivery of the financial statements provided for in Sections 5.01(a) and (b), a compliance certificate from an Authorized Officer of the Borrower substantially in the form of Exhibit B-1 certifying on behalf of the Borrower that, to such officer’s knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i) set forth in reasonable detail the calculations required to establish whether the Borrower and the Restricted Subsidiaries were in compliance with the provisions of Section 2.13(b), Section 6.07, Section 6.08 and Section 6.09, at the end of such fiscal quarter or year, as the case may be, (ii) set forth in reasonable detail the amount of (and the calculations required to establish the amount of) the Non-Credit Party Investment Amount at the end of such fiscal quarter or year (which calculations also include the amount of transactions effected pursuant to Section 6.05(iii), Section 6.05(ix)(C) or the second proviso of Section 6.05(xii) (in each case to the extent utilizing the Non-Credit Party Investment Amount)), (iii) set forth a list of all Immaterial Subsidiaries and Unrestricted Subsidiaries to the extent there have been any changes in such information disclosed to the Administrative Agent since the Closing Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 5.01(d) with such updated list and (iv) certify that there have been no changes to Schedules 1 or 2 of the Collateral and Guaranty Agreement since the Closing Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 5.01(d), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (iv), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and whether the Borrower and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes. In addition, the Borrower shall deliver, promptly after any Authorized Officer obtains knowledge of the occurrence of an Asset Coverage Ratio Default and in any event within forty days after the end of each calendar month (the date of any such delivery, a “Compliance Certificate Date”;  provided that if such a compliance certificate shall not have been so delivered by such fortieth day, the “Compliance Certificate Date” shall be deemed to be such fortieth day), a compliance certificate from an Authorized Officer of the Borrower substantially in the form of Exhibit B-2 setting forth in reasonable detail the calculations required to establish whether the Borrower and the Restricted Subsidiaries were in compliance with the provisions of Section 6.07 at the end of such month and setting forth the balance of cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries that constitute RC Assets at the end of each Business Day of such month.

(e)  Notice of Default, Litigation and Material Adverse Effect.  Promptly, and in any event within three Business Days after any Authorized Officer obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto, (ii) any litigation or governmental investigation or proceeding pending, or any threat or notice in writing of intention of any Person to file or commence any litigation or governmental investigation or proceeding, against the Borrower or any of the  Subsidiaries (x) which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect or (y) with respect to any Credit Document, and (iii) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

(f)  Other Reports and Filings.  Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which New Holdings or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the “SEC”) (which delivery requirement shall be deemed satisfied by the posting of such information, materials or reports on EDGAR or any successor website maintained by the SEC so long as the Administrative Agent shall have been promptly notified in writing by the Borrower of the posting thereof) or deliver to holders (or any trustee, agent or other representative therefor) of any Qualified Equity Interests of New Holdings, Holdings, the Borrower, or any of their other material Indebtedness pursuant to the terms of the documentation governing the same.

(g)  Management Letters.  Promptly after the receipt thereof by the Borrower or any of the Subsidiaries, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto.

(h)  Patriot Act Information.  Promptly following the Administrative Agent’s or any Lender’s request therefor, all documentation and other information that the Administrative Agent or any Lender reasonably requests in order to comply with its on-going obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(i)  Agency Notices.  Promptly after the receipt thereof by the Borrower or any Restricted Subsidiary, copies of all notices it receives from Fannie Mae, Freddie Mac, HUD or Ginnie Mae indicating any adverse fact or circumstance in respect of the Borrower or such Restricted Subsidiary with respect to which adverse fact or circumstance Fannie Mae, Freddie Mac, HUD or Ginnie Mae, respectively, announces its intention to terminate or threatens to terminate the Borrower or such Restricted Subsidiary with cause or with respect to which Fannie

Mae, Freddie Mac, HUD or Ginnie Mae, announces its intention to conduct any inspection or investigation of the Borrower or such Restricted Subsidiary, or their files or facilities outside of the ordinary course.

(j)  Other Information.  From time to time, (i) such other information or documents (financial or otherwise) with respect to the Borrower or any of the Subsidiaries as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably request and (ii) such other information reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and Anti-Money Laundering Laws and, as applicable, the Beneficial Ownership Regulation (including, for the avoidance of doubt, any information that would result in a change to the list of beneficial owners identified in a Beneficial Ownership Certification).

(k)  Monthly Financial Statements.  Within forty days after the end of each calendar month, the consolidated balance sheet and related statements of income of Borrower and its Subsidiaries as of the end of and for such calendar month and the then elapsed portion of the fiscal year and related statements of stockholders’ equity and cash flows as of the then elapsed portion of the fiscal year, all of which shall be certified by an Authorized Officer of Borrower that they fairly present in all material respects in accordance with GAAP the financial condition of Borrower and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

Documents required to be delivered pursuant to Section 5.01(a), (b) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which New Holdings posts such information on the SEC website on the Internet at sec.gov/edgar/searches.htm; provided that: (i) to the extent the Administrative Agent or any Lender is otherwise unable to receive any such electronically delivered documents, the Borrower shall, upon request by the Administrative Agent or such Lender, deliver paper copies of such documents to such Person until a written request to cease delivering paper copies is given by such Person, and (ii) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents or provide to the Administrative Agent and the Lenders by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 5.02.  Books, Records and Inspections.  The Borrower will, and the Borrower will cause each of the Restricted Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities.  The Borrower will, and the Borrower will cause each of the Restricted Subsidiaries to, permit officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect, under guidance of officers of the Borrower or such Restricted Subsidiary, any of the properties of the Borrower or such Restricted Subsidiary, and to examine the books of account of the Borrower or such Restricted Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Restricted Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may reasonably request; provided that, excluding any such visits and inspections during the continuation of an Event of Default, (a) only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders and (b) the Administrative Agent may exercise such rights no more than once per fiscal year, in each case under this sentence.

Section 5.03.  Maintenance of Property; Insurance.  (a) The Borrower will, and the Borrower will cause each of the Restricted Subsidiaries to, (i) keep all material property necessary to the business of the Borrower and the Restricted Subsidiaries in good working order and condition, ordinary wear and tear excepted and subject to the occurrence of casualty events, (ii) maintain with financially sound and reputable insurance companies insurance on all such property and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as the Borrower and the Restricted Subsidiaries, and(iii) furnish to the Administrative Agent, upon its reasonable request therefor, full information as to the insurance carried.  Such insurance to the extent consistent with the foregoing shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis and business interruption insurance.

(b)  The Borrower will, and the Borrower will cause each of the Restricted Subsidiaries to, take all actions reasonably necessary, or otherwise reasonably requested by the Collateral Agent, to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of all Intellectual Property (now or hereafter existing) material to the conduct of the Borrower’s or any Restricted Subsidiary’ business, including the filing of applications for renewal, affidavits of use, affidavits of non-contestability of such Intellectual Property and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.  The Borrower will, and the Borrower will cause each of the Restricted Subsidiaries to, take reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property (now or hereafter existing) that is material to the business of the Borrower or any Restricted Subsidiary and the value of which to the Borrower or any Restricted Subsidiary is contingent upon maintaining the confidentiality thereof.

Section 5.04.  Existence; Franchises.  The Borrower will, and the Borrower will cause each of the Restricted Subsidiaries (and, in the case of clause (x), New Holdings and Holdings) to, (x) do or cause to be done all things necessary to preserve and keep in full force and effect its organizational existence (in the case of the Borrower, in a United States jurisdiction) and (y) take all reasonable action to maintain all rights, privileges, franchises, licenses, permits, copyrights, trademarks, trade names, and patents necessary or desirable in the normal conduct of its business; provided, however, that nothing in this Section 5.04 shall prevent (i) sales of assets and other transactions by the Borrower or any Restricted Subsidiary in accordance with Section 6.02, (ii) the discontinuation, abandonment or expiration of any right, franchise, license, permit, copyright, trademark or patent if such discontinuation, abandonment or expiration could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) the withdrawal by the Borrower or any Restricted Subsidiary of its qualification as a foreign Company in any jurisdiction if such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.05.  Compliance with Statutes, Etc.  The Borrower will, and the Borrower will cause each of the Restricted Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (but not including Sanctions, Anti-Corruption Laws, and Anti-Money Laundering Laws), except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Borrower will, and the Borrower will cause each of the Subsidiaries to, comply with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions in all material respects.  The Borrower will, and the Borrower will cause each of the Subsidiaries to, maintain in effect policies and procedures designed to ensure compliance by the Borrower, the Subsidiaries and their respective directors, officers, employees and agents acting within the scope of their relationship with the Borrower or any Subsidiary with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

Section 5.06.  Compliance with Environmental Laws.  (a) The Borrower will comply, and the Borrower will cause each of its Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, its operations or the ownership, lease, occupancy, or use of any Real Property now or hereafter owned, leased or operated by the Borrower or any of the Borrower’s Subsidiaries, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws except, in each case, for Permitted Liens related thereto. Neither the Borrower nor any of the Borrower’s Subsidiaries will generate, use, treat, store, Release or dispose of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of the Borrower’s Subsidiaries, or transport Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at or transported from, any such Real Properties (x) in compliance in all material respects with all applicable Environmental Laws and as required in connection with the normal operation, use and maintenance of the business or operations of the Borrower or any of its Subsidiaries and (y) as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)  (i) At any time that the Borrower or any of the Borrower’s Subsidiaries is not in compliance with Section 5.06(a), or (ii) in the event that the Administrative Agent or the Lenders have exercised any of the remedies pursuant to the last paragraph of Section 7.01, the Borrower will (in each case) provide, at the sole expense of the Borrower and at the request of the Administrative Agent, a non-invasive environmental site assessment report concerning the Real Property owned, leased or operated by the Borrower or any of the Borrower’s Subsidiaries that is in question, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials or noncompliance and the potential cost of any removal or remedial action required by a

Governmental Authority in connection with such Hazardous Materials or noncompliance on such Real Property.  If the Borrower fails to provide the same within 60 days after such request was made, the Administrative Agent may order the same, the cost of which shall be borne by the Borrower, and the Borrower shall grant and hereby grants to the Administrative Agent and the Lenders and their respective agents access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to the Borrower, all at the sole expense of the Borrower.

Section 5.07.  ERISA.  (a) Furnish written notice to the Administrative Agent promptly, and in any event within ten days after any responsible officer of Borrower knows, or has reason to know, that any ERISA Event has occurred or is reasonably likely to occur that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate in an aggregate amount exceeding $10,000,000.

(b)  The Borrower and each of the Borrower’s applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.08.  End of Fiscal Years; Fiscal Quarters.  The Borrower will cause (i) its and each of its Domestic Subsidiaries’ fiscal years to end on December 31 of each calendar year and (ii) its and each of its Domestic Subsidiaries’ fiscal quarters to end on March 31, June 30, September 30 and December 31 of each calendar year.

Section 5.09.  [Reserved].

Section 5.10.  Payment of Taxes.  The Borrower will pay and discharge, and the Borrower will cause each of the Restricted Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its properties or assets, prior to the date on which penalties attach thereto, and all material lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any Restricted Subsidiary not otherwise permitted under Section 6.01(i); provided that neither the Borrower nor any Restricted Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

Section 5.11.  Use of Proceeds.  The Borrower will use the proceeds of the Loans only for the purposes specified in the introductory statement to this Agreement.

Section 5.12.  Reserved.

Section 5.13.  Maintenance of Company Separateness.  The Borrower will cause each Non-Recourse Entity and each Securitization Entity to satisfy customary formalities for such entity, including, as applicable, (i) to the extent required by law, the holding of regular board of directors’ and shareholders’ meetings or action by directors or shareholders without a meeting,

(ii) the maintenance of separate records and (iii) the maintenance of separate bank accounts in its own name.  Neither the Borrower nor any of the Restricted Subsidiaries shall make any payment to a creditor of any Non-Recourse Entity or any Securitization Entity in respect of any liability of any Non-Recourse Entity or any Securitization Entity, and no bank account of any Non-Recourse Entity or any Securitization Entity shall be commingled with any bank account of the Borrower or any Restricted Subsidiary.  Any financial statements distributed to any creditors of any Non-Recourse Entity or any Securitization Entity shall clearly establish or indicate the corporate separateness of such Non-Recourse Entity or such Securitization Entity from the Borrower and the other Restricted Subsidiaries.  Neither the Borrower nor any of the Restricted Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the separate legal existence of the Borrower or any Restricted Subsidiary being ignored, or in the assets and liabilities of the Borrower or any Restricted Subsidiary being substantively consolidated with those of any other Person in a bankruptcy, reorganization or other insolvency proceeding.

Section 5.14.  Maintenance of Ratings.  New Holdings,  Holdings or the Borrower, as applicable, will use its commercially reasonable efforts to maintain at all times corporate ratings or corporate family ratings (as applicable) of any level with respect to New Holdings,  Holdings or the Borrower, in each case from each of S&P and Moody’s.

Section 5.15.  Designation of Subsidiaries.  The Borrower may at any time designate any Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (b) immediately after giving effect to such designation, the Borrower shall be in compliance on a Pro Forma Basis with the Financial Covenants, (c) no Subsidiary may be designated as or continue as an Unrestricted Subsidiary if it is or is deemed to be a “Restricted Subsidiary” for the purposes of any other Indebtedness and (d) immediately after giving effect to such designation, the aggregate Fair Market Value of all Investments of the Borrower and the Restricted Subsidiaries in Unrestricted Subsidiaries shall not exceed $5,000,000 (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer setting forth in reasonable detail the calculations demonstrating compliance with clauses (b) and (d) of this proviso).  The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s or its Subsidiary’s (as applicable) investment therein.  No Unrestricted Subsidiary shall at any time own any Equity Interests or Indebtedness of, or own or hold any Lien on, any property of the Borrower or any Restricted Subsidiary.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time.  Any such designation shall be notified by the Borrower to the Administrative Agent by promptly delivering to the Administrative Agent a certificate of an Authorized Officer certifying that such designation complied with the foregoing provisions.

Section 5.16  Servicing Agreements.

(a)  The Borrower will comply with, and the Borrower will cause any Restricted Subsidiary acting as servicer to comply with, (i) all obligations as the servicer under each of the Servicing Agreements and (ii) all generally accepted servicing customs and practices of the mortgage servicing industry, except in the case of each of clauses (i) and (ii) where failure to comply would not reasonably be expected to have a Material Adverse Effect.

(b)  The Borrower shall promptly, and in no event later than five (5) Business Days after knowledge thereof, notify the Administrative Agent of any servicer termination event or event of default (excluding any such events resulting solely due to the breach of one or more collateral performance tests) under any Servicing Agreement or its receipt of a notice of actual termination of the Borrower’s or its Subsidiary’s right to service under any Servicing Agreement which evidences an intent to transfer such servicing to a third party.

ARTICLE 6

NEGATIVE COVENANTS

The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Credit Document have been paid in full in cash (other than contingent indemnification and cost reimbursement obligations for which no claim has been made), unless the Required Lenders shall otherwise consent in writing:

Section 6.01.  Liens.  The Borrower will not,  and the Borrower will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible, including Intellectual Property, and including Equity Interests or other securities of any Person, including any Restricted Subsidiary) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, or on any income or revenues or rights in respect of any thereof; provided that the provisions of this Section 6.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(i)   Liens for taxes, assessments or governmental charges or levies not delinquent for a period of more than 30 days or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(ii) Liens in respect of property or assets of the Borrower or any Restricted Subsidiary imposed by law and which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and in each case (x) which are for amounts that are not past-due and do not in the aggregate materially detract from the value of the Borrower’s or such Restricted Subsidiary’s property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Restricted Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, and for which adequate reserves have been established in accordance with GAAP;

(iii) Liens in existence on the Closing Date which are listed, and the property subject thereto described, in Schedule 6.01, plus renewals, replacements and extensions of such Liens, provided that (x) the aggregate principal amount of the Indebtedness, if any, or obligations secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any Restricted Subsidiary;

(iv) Liens created by or pursuant to this Agreement and the Security Documents;

(v)  (x) licenses, sublicenses, leases or subleases granted by the Borrower or any Restricted Subsidiary to other Persons in the ordinary course of business and not materially interfering with the conduct of the business of the Borrower or any Restricted Subsidiary or materially detracting from the value of the Borrower’s or such Restricted Subsidiary’s property, rights or assets and (y) any interest or title of a lessor, sublessor or licensor under any operating lease or license agreement entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business, not securing Indebtedness and covering only the assets so leased or licensed;

(vi) Liens upon assets of the Borrower or any Restricted Subsidiary subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 6.04(iv), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Restricted Subsidiary;

(vii) Liens placed upon fixed or capital assets used in the ordinary course of business of the Borrower or any Restricted Subsidiary and placed at the time of the acquisition thereof by the Borrower or such Restricted Subsidiary or within 180 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such assets, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the Indebtedness secured by such Liens is permitted by Section 6.04(iv), (y) in all events, the Lien encumbering the assets so acquired does not encumber any other asset of the Borrower or any Restricted Subsidiary (other than property financed by such Indebtedness and proceeds thereof) and (z) the amount of Indebtedness secured by such Liens does not exceed the purchase price of the assets acquired with the proceeds of such Indebtedness;

(viii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;

(ix) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into or dispositions of assets consummated in the ordinary course of business;

(x) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 7.01(i) and in respect of which the Borrower or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings;

(xi) statutory and common law landlords’ liens under leases entered into in the ordinary course of business by the Borrower or any Restricted Subsidiary;

(xii) (A) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and other social security legislation and (B) Liens securing the performance of bids, trade contracts, performance and completion guarantees, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (in each case exclusive of obligations in respect of Indebtedness);

(xiii) [Reserved];

(xiv)  Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Restricted Subsidiary in existence at the time such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 6.04(vii), and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any Restricted Subsidiary;

(xv)  Liens arising out of any conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business to the extent such Liens do not attach to any assets other than the goods subject to such arrangements;

(xvi) Liens (x) incurred in the ordinary course of business in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller or shipper of such goods or assets and only attach to such goods or assets, and (y) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xvii) (A) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Borrower or any Restricted Subsidiary, in each case granted in the ordinary course of business and not securing Indebtedness and as are customary in the banking industry in favor of the bank or banks with which such accounts are maintained, and solely securing amounts owing to such bank or banks with respect to cash management and operating account arrangements (and not any amounts owing in respect of any Indebtedness or for any other purpose) and (B) Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;

(xviii) Liens securing Non-Recourse Indebtedness so long as any such Lien shall encumber only (i) the assets originated, acquired or funded with the proceeds of such Non-Recourse Indebtedness and (ii) any intangible contract rights and other accounts, documents, records and other property directly related to the assets set forth in clause (i) and any proceeds thereof;

(xix) Liens securing Permitted Funding Indebtedness so long as any such Lien shall encumber only (i) the assets acquired or originated with the proceeds of such Indebtedness, (ii) such assets consist of Servicing Advances, MSRs, loans, mortgage related securities and other mortgage related receivables, REO Assets and other similar assets (but not Residual Interests) subject to and pledged to secure such Indebtedness, (iii) any Interest Rate Protection Agreements and Other Hedging Agreements entered into in connection with the foregoing and (iv) any intangible contract rights and proceeds of, and other related documents, records and assets directly related to, the assets set forth in clause (i);

(xx)   Liens on the Equity Interests of any Unrestricted Subsidiary and the proceeds thereof securing Non-Recourse Indebtedness of such Unrestricted Subsidiary;

(xxi)  Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto so long as such Liens do not encumber any property other than cash paid to any such insurance company in respect of such insurance; provided such Liens shall not exceed the amount of such premiums so financed;

(xxii) Liens solely on any cash earnest money deposits made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement not prohibited hereunder;

(xxiii) Liens on Securitization Assets and the proceeds thereof incurred in connection with Permitted Securitization Indebtedness or permitted guarantees thereof;

(xxiv) Liens on spread accounts and credit enhancement assets, Liens on the stock of Restricted Subsidiaries (substantially all of the assets of which are spread accounts and credit enhancement assets) and Liens on interests in Securitization Entities, in each case incurred in the ordinary course of business in connection with Credit Enhancement Agreements;

(xxv)  any customary encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(xxvi) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Borrower or any of their Restricted Subsidiaries;

(xxvii)  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Borrower or any of its Subsidiaries, including rights of offset and setoff;

(xxviii) Liens on assets of any non-Guarantor Restricted Subsidiary to secure Indebtedness of any non-Guarantor Restricted Subsidiary that is permitted hereunder; and

(xxix)   Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness permitted hereunder.

In connection with the granting of Liens of the type described in clauses (iii), (vi), (vii), (xiv), (xviii), (xix) and (xxiii) of this Section 6.01 by the Borrower of any of the Restricted Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith without approval of any Lender (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

Notwithstanding the foregoing, the Borrower will not, and the Borrower will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, other than, at the Borrower’s election, a Lien pursuant to Section 6.01(iv), upon or with respect to any Residual Interest.

Section 6.02.  Consolidation, Merger, Sale of Assets, Etc.  The Borrower will not, and the Borrower will not permit any of the Restricted Subsidiaries to, directly or indirectly, wind up, liquidate or dissolve its affairs (or suffer any liquidation or dissolution) or consummate any merger or consolidation, or convey, sell, lease, transfer or otherwise dispose of all or any part of its property or assets, including the abandonment or other disposition of Intellectual Property (other than sales of inventory in the ordinary course of business), or consummate any sale-leaseback transactions with any Person, except that:

(i)   Capital Expenditures shall be permitted;

(ii)  the Borrower and the Restricted Subsidiaries may liquidate or otherwise dispose of obsolete or worn-out property in the ordinary course of business;

(iii) Investments may be made to the extent permitted by Section 6.05;

(iv) the Borrower and the Restricted Subsidiaries may sell assets (provided that any sale of less than all the capital stock or other Equity Interests of any Restricted Subsidiary in accordance with this clause (iv) shall be deemed to be an Investment by the Borrower or the applicable Restricted Subsidiary in the capital stock or other Equity Interests not so sold in an amount equal to the Fair Market Value of such capital stock or other Equity Interests and upon such sale the Borrower or such Restricted Subsidiary shall be deemed to have made an Investment in the applicable Subsidiary pursuant to Section 6.05(ix)(C) in an amount equal to all Investments in such Subsidiary outstanding at such time), so long as (v) no Event of Default then exists or would result therefrom (including as a result of any such deemed investment), (w) the Borrower or the respective Restricted Subsidiary receives at least Fair Market Value, (x) the consideration received by the Borrower or such Restricted Subsidiary consists of at least 75% cash or Cash Equivalents and is paid at the time of the closing of such sale; provided that, solely for the purposes of this clause (x), up to $25,000,000 in the aggregate of Designated Non-Cash Consideration for all asset sales received by the Borrower or such Restricted Subsidiary after the Closing Date and not disposed of (and without giving effect to any subsequent change in value thereof), shall be deemed to be cash, (y) the aggregate amount of the cash and non-cash proceeds received from all assets sold pursuant to this clause (iv) shall not exceed $50,000,000 (for this purpose, using the Fair Market Value of property other than cash) and (z) after giving effect to such sale, the Borrower shall be in compliance on a Pro Forma Basis with the Financial Covenants;

(v)  the Borrower and each of the Restricted Subsidiaries may lease (as lessee) or license (as licensee) real or personal property in the ordinary course of business (so long as any such lease or license does not create a Capitalized Lease Obligation except to the extent permitted by Section 6.04(iv));

(vi) the Borrower and each of the Restricted Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

(vii) the Borrower and each of the Restricted Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons in the ordinary course of business and not materially interfering with the conduct of the business of the Borrower or any Restricted Subsidiary;

(viii) the Borrower or any Restricted Subsidiary may convey, sell or otherwise transfer all or any part of its business, properties and assets to the Borrower or to any Wholly-Owned Domestic Restricted Subsidiary which is a Subsidiary Guarantor;

(ix) any Restricted Subsidiary that is a Subsidiary Guarantor may merge or consolidate with and into, or be dissolved or liquidated into, the Borrower or any Wholly-Owned Domestic Restricted Subsidiary which is a Subsidiary Guarantor, so long as (A) in the case of any such merger, consolidation, dissolution or liquidation involving the Borrower, the Borrower is the surviving or continuing entity of any such merger, consolidation, dissolution or liquidation and (B) in all other cases, a Subsidiary Guarantor is the surviving or continuing entity of any such merger, consolidation, dissolution or liquidation;

(x)  any Restricted Subsidiary that is not a Subsidiary Guarantor (other than a Non-Recourse Entity) may convey, sell, lease or otherwise dispose of all or any part of its property or assets to, or merge or consolidate with and into, or be dissolved or liquidated into, the Borrower or any other Restricted Subsidiary, in each case so long as (A) no Event of Default shall result therefrom, (B) in the case of any such merger, consolidation, dissolution or liquidation involving the Borrower, the Borrower is the surviving or continuing entity of any such merger, consolidation, dissolution or liquidation and (C) in the case of any such merger, consolidation, dissolution or liquidation involving a Subsidiary Guarantor (but not involving the Borrower), such Subsidiary Guarantor is the surviving or continuing entity of any such merger, consolidation, dissolution or liquidation;

(xi) Permitted Acquisitions may be consummated in accordance with the requirements of Section 6.05(xii);

(xii)  the Borrower and the Restricted Subsidiaries may liquidate or otherwise dispose of cash and Cash Equivalents in the ordinary course of business;

(xiii) sales, contributions, assignments or other transfers in the ordinary course of business and for Fair Market Value of Servicing Advances or Residential Mortgage Loans pursuant to the terms of Permitted Funding Indebtedness or Non-Recourse Indebtedness shall be permitted;

(xiv) to the extent that any MSR Lender which is a Government Sponsored Entity exercises its MSR Call Option, the Borrower or the applicable Restricted Subsidiary may sell the MSR subject to such MSR Call Option;

(xv) sales, contributions, assignments or other transfers (in one or more transactions) for Fair Market Value of Servicing Advances, Residential Mortgage Loans or MSRs or any parts thereof (a) in the ordinary course of business or (b) in connection with the transfer or termination of the related MSRs shall be permitted;

(xvi) sales, contributions, assignments or other transfers in the ordinary course of business and for Fair Market Value of Servicing Advances, Residential Mortgage Loans or MSRs to Securitization Entities and Warehouse Facility Trusts in connection with Securitizations or Warehouse Facilities shall be permitted;

(xvii) dispositions of Investments or other assets and dispositions or compromises of loans or receivables, in each case, in connection with the workout, compromise, settlement or collection thereof or exercise of remedies with respect thereto, in the ordinary course of business or in bankruptcy, foreclosure or similar proceedings, including foreclosure, repossession and disposition of REO Assets and other collateral for loans serviced and/or originated by the Borrower or any of its Restricted Subsidiaries shall be permitted;

(xviii) the modification of any loans owned by the Borrower or any Restricted Subsidiary in the ordinary course of business shall be permitted;

(xix)   sales, contributions, assignments or other transfers of Securitization Assets in the ordinary course of business and for Fair Market Value by the Borrower or any

Restricted Subsidiary in connection with the origination, acquisition, securitization and/or sale of loans that are purchased, insured, guaranteed, or securitized shall be permitted;

(xx)    sales, contributions, assignments or other transfers in the ordinary course of business of MSRs in connection with MSR Facilities and Warehouse Facilities and of REO Assets shall be permitted;

(xxi)   sales, contributions, assignments or other transfers of any assets or rights required or advisable as a result of statutory or regulatory changes as determined in good faith by the senior management of the Borrower shall be permitted;

(xxii)  transactions pursuant to repurchase agreements entered into in the ordinary course of business shall be permitted;

(xxiii) any Co-Investment Transaction shall be permitted;

(xxiv) the abandonment or other disposition of Intellectual Property, which in the reasonable judgment of the Borrower, is no longer economically practicable to maintain or useful in the conduct of business of the Borrower and its Restricted Subsidiaries shall be permitted;

(xxv) dispositions of assets subject to a casualty or event of loss covered by insurance following the receipt of insurance proceeds with respect to such casualty or event of loss shall be permitted;

(xxvi) sales or other transfers of a minority interest in any Investment otherwise permitted under Section 6.05 shall be permitted; provided that (x) the majority interests in such Investment shall also be concurrently sold or transferred on the same terms and the holder or holders of such majority interests shall have required such sale or disposition of such minority interest pursuant to the exercise of any applicable drag-along rights and (y) immediately after giving effect to such sales or transfers, the Borrower shall be in compliance on a Pro Forma Basis with the Financial Covenants;

(xxvii) the contribution of assets to any joint venture in exchange for Equity Interests in such joint venture shall be permitted; provided that (v) after giving effect to such contribution, the Total Asset Coverage Ratio shall not be less than 2.50:1.00 and the RC Asset Coverage Ratio shall not be less than 1.00:1.00, in each case, calculated on a Pro Forma Basis, (w) no Event of Default shall have occurred and be continuing at the time of the consummation of such transaction or immediately after giving effect thereto, (x) such transaction is on an arm’s length basis, (y) the Borrower or such Restricted Subsidiary, as applicable, receives fair value for the assets so contributed and (z) such contributions shall constitute, on the date of such contribution, an Investment by the Borrower or such Restricted Subsidiary, as applicable, in an amount equal to the fair market value of the assets so contributed; and

(xxviii) sales, contributions, assignments or other transfers of Equity Interests of an Unrestricted Subsidiary shall be permitted.

To the extent the Required Lenders waive the provisions of this Section 6.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.02 (other than to a Credit Party), such Collateral shall be sold free and clear of the Liens created by the Security Documents and, in the case of the sale of all of the Equity Interests of a Subsidiary Guarantor permitted by this Section 6.02 (other than to a Credit Party), such Subsidiary Guarantor shall be released from the Guaranty, and the Administrative Agent and the Collateral Agent shall be authorized without any further action on behalf of any Lender or other Secured Creditor to take any actions deemed appropriate in order to effect the foregoing release.

Section 6.03.  Dividends.  The Borrower  will not, and the Borrower will not permit any of the Restricted Subsidiaries to, directly or indirectly, authorize, declare or pay any Dividends with respect to the Borrower or any Restricted Subsidiary, except that:

(i)   any Restricted Subsidiary may pay Dividends to the Borrower or to any Wholly-Owned Domestic Restricted Subsidiary and any Subsidiary of the Borrower that is not a Credit Party may pay Dividends to the Borrower or to any Wholly-Owned Restricted Subsidiary;

(ii)  any Non-Wholly-Owned Subsidiary may pay Dividends to its shareholders, members or partners generally so long as the Borrower or a Restricted Subsidiary which owns the Equity Interests in the Restricted Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interests in the Restricted Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Restricted Subsidiary);

(iii) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may repurchase, retire or otherwise acquire or retire for value common Equity Interests (or options, warrants or other rights to acquire common Equity Interests) of the Borrower (or make payments to New Holdings, Holdings or any Person of which the Borrower constitutes a Subsidiary to permit distributions to repurchase common Equity Interests (or options, warrants or other rights to acquire common Equity Interests thereof) of any such Person) from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Borrower, any of its Subsidiaries, New Holdings, Holdings or any Person of which the Borrower constitutes a Subsidiary, in an aggregate amount for all such payments, together with all payments made pursuant to Section 6.04(xxii), not to exceed $10,000,000 plus the proceeds of “key-man” life insurance policies that are used to make such redemptions or repurchases;

(iv) the Borrower or any of its Restricted Subsidiaries may pay Dividends on its Qualified Equity Interests solely through the issuance of additional shares of Qualified Equity Interests of the Borrower or such Restricted Subsidiary (but not in cash), provided that in lieu of issuing additional shares of Qualified Equity Interests as Dividends, the Borrower or such Restricted Subsidiary may increase the liquidation preference of the shares of Qualified Equity Interests in respect of which such Dividends have accrued;

(v)  the Borrower may pay cash Dividends so long as (A) the aggregate amount of Dividends paid pursuant to this clause (v), plus the aggregate amount of payments made pursuant to clause (x) of Section 6.15, does not exceed $25,000,000, (B) no Default or Event of Default then exists or would result therefrom, (C) after giving effect to the payment of such Dividend, the Total Asset Coverage Ratio shall not be less than 3.00:1.00 and the RC Asset Coverage Ratio shall not be less than 1.00:1.00, in each case, calculated on a Pro Forma Basis, and (D) prior to the payment of such Dividend, the Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Officer of the Borrower certifying compliance with the preceding sub-clauses (A), (B) and (C) and containing the calculations (in reasonable detail) required to establish compliance with preceding sub-clause (C);

(vi) Borrower may pay Permitted Tax Distributions;

(vii) the Borrower may pay Dividends or consummate any irrevocable redemption within 60 days after the date of declaration of such Dividend or notice of such redemption if the Dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice hereunder;

(viii) the Borrower may pay Dividends, either (i) through the application of net cash proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Borrower) of shares of Qualified Equity Interests of the Borrower or (ii) through the application of a substantially concurrent cash capital contribution (other than by a Subsidiary of the Borrower)  received by the Borrower from its equityholders in respect of Qualified Equity Interests; provided that (x) no Event of Default then exists or would result therefrom or (y) the aggregate amount of Dividends paid pursuant to this clause (viii) shall not exceed $1,000,000;

(ix) the Borrower may pay Dividends on its Qualified Equity Interests by exchanging such Qualified Equity Interests for shares of Qualified Equity Interests of New Holdings or Holdings (but not, for the avoidance of doubt, in cash) in accordance with the PNMAC Limited Liability Company Agreement;

(x)  the Borrower may (A) repurchase Equity Interests in connection with the exercise of stock options or warrants to the extent such Equity Interests represent a portion of the exercise price of those stock options or warrants and (B) repurchase Equity Interests or options to purchase Equity Interests in connection with the exercise of stock options to the extent necessary to pay applicable withholding taxes; and

(xi) the Borrower may declare and pay Dividends to, or make loans to, New Holdings, Holdings, or any Person of which the Borrower constitutes a Subsidiary to pay, without duplication as to amounts of:

(A) franchise taxes and other similar fees, taxes and expenses required to maintain the existence of the Borrower, New Holdings, Holdings, and any Person of which the Borrower constitutes a Subsidiary;

(B) customary salary, bonus and other benefits payable to officers and employees of New Holdings, Holdings, or any Person of which the Borrower constitutes a Subsidiary to the extent such salaries, bonuses and other benefits are attributable to the ownership or operations of New Holdings, Holdings, the Borrower and its Restricted Subsidiaries; and

(C) general corporate overhead expenses and other expenses incidental to being a public company (including, without limitation, audit, listing and legal expense) of New Holdings, Holdings or any Person of which the Person constitutes a Subsidiary to the extent such expenses are attributable to the ownership or operation of the Person and its Restricted Subsidiaries;

provided that the aggregate amount of Dividends paid and loans made pursuant to this clause (xi) shall not exceed $250,000.

Section 6.04.  Indebtedness.  The Borrower will not, and the Borrower will not permit any of the Restricted Subsidiaries to, directly or indirectly, contract, create, incur, assume or suffer to exist any Indebtedness, except:

(i)   Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

(ii)  Indebtedness outstanding on the Amendment No. 2 Effective Date and listed on Schedule 6.04(ii) (as reduced by any permanent repayments of principal thereof) and, in each case, any subsequent extension, renewal or refinancing thereof, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding (or, in the case of a revolving line of credit or a line of credit with unutilized amounts thereunder, the amount committed or otherwise available on the Amendment No. 2 Effective Date (as reduced by any permanent commitment reductions thereunder)) at the time of any such extension, renewal or refinancing, and neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, and the original obligors in respect of such Indebtedness remain the only obligors thereon;

(iii) Indebtedness of the Borrower and the Restricted Subsidiaries under Interest Rate Protection Agreements or Other Hedging Agreements, so long as the entering into of such Interest Rate Protection Agreements or Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes (as determined in good faith by the board of directors of the Borrower or senior management of the Borrower or such Restricted Subsidiary);

(iv) Indebtedness of the Borrower and the Restricted Subsidiaries evidenced by Capitalized Lease Obligations and purchase money Indebtedness secured by Liens of the type described in Section 6.01(vii), and, in each case, any subsequent extension, renewal or refinancing thereof, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding, provided that in no event shall (x) the sum of the aggregate principal amount of all Capitalized Lease Obligations and purchase money Indebtedness permitted by this clause (iv) exceed the greater of (1) $35,000,000 and (2) 4% of Consolidated Tangible Net Worth at any time outstanding and (y) the amount of Indebtedness secured by such Liens exceed the purchase price of the assets acquired with the proceeds of such Indebtedness;

(v)  Indebtedness constituting Intercompany Loans to the extent permitted by Section 6.05(viii);

(vi) Indebtedness consisting of guaranties or other Contingent Obligations (x) by the Borrower and the Wholly-Owned Restricted Subsidiaries that are Subsidiary Guarantors of each other’s Indebtedness and other obligations permitted under this Agreement (other than guaranties of Non-Recourse Indebtedness), (y) by Wholly-Owned Restricted Subsidiaries that are not Credit Parties of each other’s Indebtedness or other contractual obligations permitted under this Agreement (in each case other than guaranties of Non-Recourse Indebtedness or Securitization Indebtedness) and (z) of Indebtedness and other obligations (including any Permitted Funding Indebtedness) so long as such guaranty or other Contingent Obligation is otherwise permitted as an Investment under Section 6.05 (other than Section 6.05(xi));

(vii) Indebtedness of a Restricted Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (w) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (x) such Indebtedness is not guaranteed in any respect by the Borrower or any Restricted Subsidiary (other than any acquired Person that becomes a Restricted Subsidiary), (y) after the acquisition or assumption of such Indebtedness, the Borrower shall be in compliance with the Financial Covenants on a Pro Forma Basis and (z) the aggregate principal amount of all Indebtedness permitted by this clause (vii) (other than Permitted Funding Indebtedness) shall not exceed, at any one time outstanding, the greater of (A) $100,000,000 and (B) 10% of Consolidated Tangible Net Worth (determined on a Pro Forma Basis in accordance with the definition of “Pro Forma Basis” contained herein) as at such time;

(viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within three Business Days of its incurrence;

(ix)  Indebtedness of the Borrower and the Restricted Subsidiaries with respect to performance bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or any Restricted Subsidiary or in connection with judgments that do not result in an Event of Default;

(x)   Indebtedness of the Borrower or any Restricted Subsidiary consisting of the financing of insurance premiums in the ordinary course of business;

(xi) Indebtedness arising from agreements of the Borrower or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that such Indebtedness is not reflected on the balance sheet of the Borrower or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (xi));

(xii) Permitted Funding Indebtedness;

(xiii) Non-Recourse Indebtedness;

(xiv) any Indebtedness of the Borrower or any Restricted Subsidiary which may be deemed to exist pursuant to any deferred purchase price, installment payment or similar arrangement in connection with the purchase of MSR, Servicing Advances, REO Assets, servicing rights, residential or commercial mortgage loans or Securitization Assets, provided (x) such Indebtedness is on terms consistent with standards acceptable to the industry and (y) after giving effect to the incurrence of such Indebtedness, the Corporate Indebtedness to EBITDA Ratio shall not exceed 2.50:1.00, calculated on a Pro Forma Basis;

(xv)  Permitted Securitization Indebtedness and Indebtedness under Credit Enhancement Agreements, in each case incurred in the ordinary course of business;

(xvi) so long as no Event of Default then exists or would result therefrom, additional unsecured Indebtedness incurred by the Borrower and the other Credit Parties (but no other Person) in an aggregate principal amount not to exceed $500,000,000 at any one time outstanding; provided that such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, or any mandatory prepayment, repurchase, redemption or sinking fund obligations (other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights upon an event of default) prior to, the Maturity Date; provided, further, that the Net Cash Proceeds of any such Indebtedness shall be applied toward mandatory prepayments of Loans and reductions in Commitments as set forth in Section 2.13(b);

(xvii) Indebtedness arising out of or to fund purchases in the ordinary course of business of all remaining outstanding asset-backed securities of any Securitization Entity for the purpose of relieving the Borrower or any Restricted Subsidiary of the administrative expense of servicing such Securitization Entity;

(xviii) performance guarantees and other similar guarantees provided in the ordinary course of business by the Borrower or a Restricted Subsidiary to Agencies or other owners (or representatives thereof) of assets serviced by the Borrower or a Restricted Subsidiary;

(xix)   Indebtedness of the Borrower or any Restricted Subsidiary represented by letters of credit for the account of the Borrower or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(xx)    to the extent otherwise constituting Indebtedness, obligations arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition in the ordinary course of business of loans and other mortgage-related receivables purchased or originated by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(xxi)   so long as no Event of Default then exists or would result therefrom, additional unsecured Indebtedness incurred by the Borrower and the other Credit Parties (but no other Person) solely in order to fund a Permitted Acquisition; provided that after the incurrence of such Indebtedness, the Borrower shall be in compliance with the Financial Covenants on a Pro Forma Basis; provided, further, that such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, or any mandatory prepayment, repurchase, redemption or sinking fund obligations (other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights upon an event of default) prior to, the Maturity Date; and

(xxii)  Indebtedness incurred and exchanged for Equity Interests in lieu of the payment of Dividends permitted to be made under Section 6.03(iii).

For the avoidance of doubt, notwithstanding anything to the contrary contained herein, neither the Borrower nor any Restricted Subsidiary shall at any time, directly or indirectly, incur, assume or suffer to exist any Residual Indebtedness or enter into any Residual Funding Facility.

Section 6.05.  Advances, Investments and Loans.  The Borrower will not, and the Borrower will not permit any of the Restricted Subsidiaries to, directly or indirectly, make or permit to exist any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase, hold or acquire any Equity Interest, bonds, notes, debentures, evidence of indebtedness or other securities of, or acquire any assets constituting all or substantially all of the assets of or assets constituting all or substantially all of the assets of a business, division or product line of, or make or permit to exist any investment or any other interest in, any Person (each of the foregoing an “Investment” and, collectively, “Investments”), except that the following shall be permitted:

(i)   the Borrower and the Restricted Subsidiaries may acquire and hold accounts or notes receivables owing to any of them, if created or acquired in the ordinary course of business;

(ii)  the Borrower and the Restricted Subsidiaries may acquire and hold cash and Cash Equivalents;

(iii) Investments in Persons that are not Credit Parties (other than Unrestricted Subsidiaries) in an aggregate amount not to exceed the Non-Credit Party Investment Amount available at such time;

(iv) the Borrower and the Restricted Subsidiaries may acquire and own REO Assets and other Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business or as a result of a foreclosure by the Borrower or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(v)  the Borrower and the Restricted Subsidiaries may make loans and advances to their officers and employees in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount not to exceed $5,000,000 at any time outstanding;

(vi) the Borrower and the Restricted Subsidiaries may acquire and hold obligations of their officers and employees in connection with such officers’ and employees’ acquisition of shares of Qualified Equity Interests of the Borrower (so long as no cash is actually advanced by the Borrower or any Restricted Subsidiary in connection with the acquisition of such obligations);

(vii) the Borrower and the Restricted Subsidiaries may enter into Interest Rate Protection Agreements and Other Hedging Agreements to the extent permitted by Section 6.04(iii);

(viii)  (A) the Borrower and the Subsidiary Guarantors may make intercompany loans and advances between or among one another and (B) any Restricted Subsidiary which is not a Credit Party may make intercompany loans and advances to the Borrower or a Wholly-Owned Restricted Subsidiary (such intercompany loans and advances referred to in preceding clauses (A) and (B), collectively, the “Intercompany Loans”), provided that (x) each Intercompany Loan made by any Restricted Subsidiary that is not a Credit Party to a Credit Party shall be subject to the subordination provisions contained in the Intercompany Subordination Agreement and (y) any Intercompany Loans made to any Subsidiary Guarantor or any Wholly-Owned Restricted Subsidiary pursuant to this clause (viii) shall cease to be permitted by this clause (viii) if such Subsidiary Guarantor or Wholly-Owned Restricted Subsidiary, as the case may be, ceases to constitute a Subsidiary Guarantor that is a Wholly-Owned Domestic Restricted Subsidiary or a Wholly-Owned Restricted Subsidiary, as the case may be;

(ix) (A) the Borrower and any Subsidiary Guarantor may make capital contributions to, or acquire Equity Interests of, any Subsidiary Guarantor which is a Wholly-Owned Restricted Subsidiary, (B) any Restricted Subsidiary which is not a Credit Party may make capital contributions to, or acquire Equity Interests of, any other Wholly-Owned Restricted Subsidiary, and may capitalize or forgive any Indebtedness owed to it by a Wholly-Owned Restricted Subsidiary and (C) the Borrower and any Restricted Subsidiary may make Investments in any Subsidiary that is not a Credit Party; provided that the aggregate amount of Investments made (or deemed pursuant to Section 6.02(iv) to have been made) at any time after the Closing Date pursuant to the preceding subclause (C) shall not exceed the Non-Credit Party Investment Amount at such time;

(x)  the Borrower and the Restricted Subsidiaries may own the Equity Interests of their respective Subsidiaries created or acquired in accordance with the terms of this Agreement (so long as all amounts invested in such Subsidiaries were invested prior to the Closing Date or are otherwise independently justified under another provision of this Section 6.05);

(xi) Contingent Obligations permitted by Section 6.04, to the extent constituting Investments;

(xii) the Borrower or any Restricted Subsidiary may acquire all or substantially all the assets of a Person or line of business or business unit of such Person, or not less than the majority of the Equity Interests of a Person (referred to herein as the “Acquired Entity”; and any acquisition of an Acquired Entity meeting all the criteria of this Section 6.05(xii) being referred to herein as a “Permitted Acquisition”)); provided that (A) no Event of Default shall have occurred and be continuing at the time of the consummation of the proposed acquisition or immediately after giving effect thereto, (B)  immediately after giving effect to such acquisition, the Borrower shall be in compliance on a Pro Forma Basis with the Financial Covenants, (C) immediately after giving effect to such acquisition (other than with respect to an acquisition of MSRs), the Consolidated Tangible Net Worth (determined on a Pro Forma Basis in accordance with the definition of “Pro Forma Basis” contained herein) as at such time shall not have increased by more than 25% as a result of such acquisition, (D) in the case of any acquisition with respect to which the aggregate consideration (including any Indebtedness that is assumed by the Borrower or any Restricted Subsidiary following such acquisition and any payments following such acquisition pursuant to earn-out provisions or similar obligations) to be incurred is expected to be $25,000,000 or more, the Borrower shall have delivered to the Administrative Agent a certificate executed by an Authorized Officer, certifying to the best of such officer’s knowledge, compliance with the preceding clauses (A), (B) and (B)(C) inclusive, and containing the calculations (in reasonable detail) required to establish compliance with preceding clauses (B) and (C), (E) the Acquired Entity shall be in a business permitted by Section 6.13 and (F) the Borrower will cause each Restricted Subsidiary (except any Excluded Subsidiary) which is formed to effect, or is acquired pursuant to, such acquisition to comply with, and to execute and deliver all of the documentation as and to the extent required by, Section 6.14; provided further that the aggregate amount of such consideration paid or provided by or on behalf of any Credit Party (including any Indebtedness incurred or assumed by any such Person to finance any portion of such consideration) at any time after the Closing Date in reliance on this Section 6.05(xii) attributable to acquisitions of Persons that do not become Credit Parties or of assets by Subsidiaries that are not or do not become Credit Parties (including as a result of a merger or consolidation) shall not exceed an amount in the aggregate equal to the Non-Credit Party Investment Amount at such time (as determined immediately before making such acquisition);

(xiii) the Borrower and the Restricted Subsidiaries may receive and hold promissory notes and other non-cash consideration received in connection with any asset sale permitted by Section 6.02(iv);

(xiv)  the Borrower and the Restricted Subsidiaries may in the ordinary course of business make advances in the form of a prepayment of expenses to vendors, suppliers and trade creditors, so long as such expenses were incurred in the ordinary course of business of the Borrower or such Restricted Subsidiary;

(xv) Investments by the Borrower or any Restricted Subsidiary in Securitization Entities, Warehouse Facility Trusts, MSR Facility Trusts, Investments in mortgage-related securities or charge-off receivables, in each case in the ordinary course of business;

(xvi) Investments arising out of purchases of all remaining outstanding asset-backed securities of any Securitization Entity and/or Securitization Assets of any Securitization Entity for the purpose of relieving the Borrower or a Restricted Subsidiary of the administrative expense of servicing such Securitization Entity;

(xvii) Investment in MSRs;

(xviii) Investments in Residual Interests in connection with any Securitization, Warehouse Facility or MSR Facility;

(xix) Investments in and making or origination of Servicing Advances, residential or commercial mortgage loans and Securitization Assets (whether or not made in conjunction with the acquisition of MSRs);

(xx) the contribution, assignment or other transfer of Equity Interests of an Unrestricted Subsidiary;

(xxi) in addition to Investments permitted by other clauses of this Section 6.05, the Borrower and the Restricted Subsidiaries may make additional loans, advances and other Investments to or in a Person (other than a Non-Recourse Entity) in an aggregate amount for all loans, advances and other Investments made pursuant to this clause (xxi) not to exceed, at any time, the greater of (x) $50,000,000 and (y) 5% of Consolidated Tangible Net Worth as at such time;

(xxii) Investments by the Borrower or any Restricted Subsidiary in the form of loans extended to non-Affiliate borrowers in connection with any loan origination business of the Borrower or such Restricted Subsidiary in the ordinary course of business;

(xxiii) purchases of mortgage backed securities or similar debt instruments in the ordinary course of business;

(xxiv) Investments by the Borrower or any Restricted Subsidiary existing on the Amendment No. 2 Effective Date or made pursuant to binding commitments in effect on the Amendment No. 2 Effective Date and, in each case, set forth on Schedule 6.05, and Investments consisting of any extension, modification or renewal of any such Investment; provided that the amount of any such Investment may only be increased pursuant to this clause (xxiv) to the extent required by the terms of such Investment as in existence on the Amendment No. 2 Effective Date;

(xxv) endorsements for collection or deposit in the ordinary course of business;

(xxvi) to the extent constituting Investments, Dividends permitted pursuant to Section 6.03.

The amount, as of any date of determination, of (i) any Investment in the form of a loan, advance or extension of credit shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by the applicable investor representing a payment or prepayment of in respect of principal of such Investment, but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan, advance or extension after the date of such loan, advance or extension, (ii) any Investment in the form of a guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by the Borrower, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the Fair Market Value of such Equity Interests or other property as of the time of the transfer or capital contribution, minus any payments actually received by such investor representing a return of capital of such Investment, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition of any Equity Interests, bonds, notes, debentures, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), minus the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment.

Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Dividend not otherwise permitted under the terms of Section 6.03.

Section 6.06.  Transactions with Affiliates.  The Borrower will not, and the Borrower will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, the rendering of any service or the payment of any management, advisory or similar fees) with any Affiliate (each, an “Affiliate Transaction”), other than on terms that taken as a whole are no less favorable to the Borrower or such Restricted Subsidiary as would reasonably be obtained by the Borrower or such Restricted Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $10,000,000 shall be approved by the board of directors of the Borrower.

The restrictions set forth in the first and second paragraphs of this Section 6.06 shall not apply to:

(i)   any employment or consulting agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business or approved in good faith by the board of directors of the Borrower and payments pursuant thereto and the issuance of Equity Interests (other than Disqualified Equity Interests) of the Borrower to directors and employees pursuant to stock option, equity incentive or stock ownership plans;

(ii) transactions between or among the Borrower and any of its Restricted Subsidiaries or between or among such Restricted Subsidiaries, in each case to the extent not prohibited under this Agreement;

(iii) any agreement or arrangement as in effect as of the Amendment No. 2 Effective Date and set forth on Schedule 6.06 or any transactions or payments contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Administrative Agent or the Lenders in any material respect than the original agreement as in effect on the Amendment No. 2 Effective Date;

(iv) Dividends permitted pursuant to Section 6.03;

(v)  sales of Qualified Equity Interests and capital contributions to the Borrower from one or more holders of its Equity Interests;

(vi) the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders’ agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Amendment No. 2 Effective Date and set forth on Schedule 6.06 and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Amendment No. 2 Effective Date shall be permitted by this clause (vi) only to the extent that the terms of any such amendment or new agreement, taken as a whole, are not disadvantageous to the Administrative Agent or the Lenders in any material respect;

(vii) transactions in which the Borrower or any Restricted Subsidiary, as the case may be, receives an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is fair, from a financial standpoint, to the Borrower or such Restricted Subsidiary;

(viii) in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement and on terms that, in the reasonable determination of the board of directors of the Borrower or the senior management of the Borrower, are fair to the Borrower and its Restricted Subsidiaries and consistent with prevailing market transactions, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, (A) the provision of investment management, mortgage servicing, and mortgage banking services, including but not limited to mortgage loan fulfillment, mortgage loan warehouse services, mortgage loan origination, mortgage loan acquisition and similar services to Affiliates, (B) the purchase, sale or financing of assets between the Borrower and Affiliates, (C) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Permitted Securitization Indebtedness or Permitted Funding Indebtedness and (D) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates;

(ix)  guarantees by a Sponsor, Holdings, New Holdings or any Person of which the Borrower constitutes a Subsidiary for obligations of the Borrower and its Restricted Subsidiaries, including the Guaranty provided by New Holdings and Holdings pursuant to Collateral and Guaranty Agreement;

(x)   investments by a Sponsor, Holdings and New Holdings in securities of the Borrower or any Restricted Subsidiary so long as the investment is being offered generally to other investors on the same or more favorable terms or the securities are acquired in market transactions; and

(xi)  Co-Investment Transactions.

Section 6.07.  Asset Coverage Ratios.  The Borrower will not permit (a) the Total Asset Coverage Ratio to be less than 2.50:1.00 as of the last day of any month or (b) the RC Asset Coverage Ratio to be less than 1.00:1.00 at any time.

Section 6.08.  Corporate Indebtedness Ratios.  The Borrower will not permit (a) the Interest Expense Coverage Ratio for the Test Period ending on December 31, 2017 or on the last day of any fiscal quarter of the Borrower thereafter to be less than 3.00:1.00 or (b) the Corporate Indebtedness to EBITDA Ratio for the Test Period ending on December 31, 2017 or on the last day of any fiscal quarter of the Borrower thereafter to be greater than 3.00:1.00.

Section 6.09.  Consolidated Indebtedness to Consolidated Tangible Net Worth.  The Borrower will not permit, as of the last day of any fiscal quarter of the Borrower, the ratio of (such ratio, the “Consolidated Indebtedness to Consolidated Tangible Net Worth Ratio”)

(x) Consolidated Indebtedness as of such time (after giving effect to any Borrowing that occurs at or about such time) to (y) Consolidated Tangible Net Worth as of such time to be greater than 5.00:1.00.

Section 6.10.  Other Indebtedness and Agreements.  The Borrower will not, and the Borrower will not permit any of its Restricted Subsidiaries to (and, in the case of clause (ii), New Holdings or Holdings to), directly or indirectly, permit (i) any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Indebtedness of the Borrower or any Restricted Subsidiary permitted under Section 6.04(xvi) or (xxi) is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would result in such Indebtedness not being permitted to be incurred pursuant to Section 6.04(xvi) or (xxi), as applicable,  or could reasonably be expected to materially increase the obligations of the obligors thereunder or confer additional material rights on the holders of such Indebtedness or any Permitted Refinancing thereof (in each case, as determined by the Borrower in good faith) or (ii) any waiver, supplement, modification or amendment of (A) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, except as otherwise in accordance with the Security Documents, to the extent any such waiver, supplement, modification or amendment would be materially adverse to the Lenders (it being understood and agreed that the merger, waivers, supplements, modifications and amendments to the organizational documents of the Borrower, New Holdings and Holdings contemplated by the Contribution Agreement and Plan of Merger shall be deemed not to be materially adverse to the Lenders), or (B) any Specified Contract to the extent any such waiver, supplement, modification or amendment would, when combined with the terms and provisions in the Specified Contracts taken as a whole, be materially adverse to the Lenders.

Section 6.11.  Limitation on Certain Restrictions on Subsidiaries.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Restricted Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other Equity Interest or participation in its profits owned by the Borrower or any Restricted Subsidiary, or pay any Indebtedness owed to the Borrower or any Restricted Subsidiary, (b) make loans or advances to the Borrower or any Restricted Subsidiary or (c) transfer any of its properties or assets to the Borrower or any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) agreements which (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 6.11) are listed on Schedule 6.11 and (y) to the extent agreements permitted by preceding sub-clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of the restrictions described in clause (a), (b) or (c) that are contained in such existing agreement, (iv) agreements that are binding on a Restricted Subsidiary at the time such Restricted Subsidiary is acquired by the Borrower or any Restricted Subsidiary, so long as such agreements were not entered into in contemplation of such Person becoming a Restricted Subsidiary, (v) customary non-assignment provisions of any contract or any lease of any Restricted Subsidiary, (vi) customary provisions restricting assignment of any licensing agreement (in which the Borrower or any Restricted Subsidiary is the licensee) or other contract entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business, (vii) restrictions on the transfer of any asset or any Equity Interest pending the close of the sale of such asset or such Equity Interest permitted hereunder, (viii) restrictions on the transfer of any asset subject to a Lien permitted by Section 6.01(iii), (vi), (vii), (xiv), (xv), (xvi), (xviii), (xix), (xx), (xxiii), (xxiv), (xxv) and (xxix); provided that such restrictions are limited to the applicable individual agreements and/or the property or assets subject to such agreements, (ix) customary requirements of any Securitization, Warehouse Facility or MSR Facility that are exclusively applicable to any Securitization Entity, Warehouse Facility Trust, MSR Facility Trust or special purpose Subsidiary of the Borrower formed in connection therewith, (x) provisions in documentation with respect to the Indebtedness incurred pursuant to Section 6.04(xvi) or (xxi) so long as such provisions, taken as a whole, are no more restrictive than the corresponding provisions hereof, (xi) encumbrances or restrictions entered into, relating to, or in connection with, Permitted Funding Indebtedness that are customary with respect to such facilities (under the relevant circumstances) and will not materially adversely affect the Borrower’s ability to timely make anticipated principal and interest payments on the Obligations (as determined in good faith by the board of directors of the Borrower or senior management of the Borrower), (xii) restrictions on the transfer of assets (other than cash) held in a Restricted Subsidiary of the Borrower imposed under any agreement governing Indebtedness permitted hereunder, (xiii) customary provisions in joint venture and other similar agreements relating solely to such joint venture to the extent such joint venture is permitted hereunder, (xiv) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (xv) other Indebtedness, Disqualified Equity Interests or Preferred Equity of the Borrower permitted to be incurred or issued hereunder; provided that the restrictions will not materially affect the ability of the Borrower to timely pay the Obligations, as determined in good faith by the Borrower and (xvi) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any of the contracts, instruments or obligations referred to in the foregoing clauses; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower not materially more restrictive with respect to such dividend and other restrictions, taken as a whole, than those contained in the dividend or other restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.12.  Limitation on Issuance of Equity Interests.  The Borrower will not, and the Borrower will not permit any of the Restricted Subsidiaries to, directly or indirectly, issue (i) any Preferred Equity (other than (x) in the case of the Borrower, Preferred Equity that constitutes Qualified Equity Interests and (y) in the case of any such Restricted Subsidiary, Preferred Equity issued to the Borrower or a Subsidiary Guarantor) or (ii) any redeemable common stock or other redeemable common Equity Interests other than (x) in the case of the Borrower, common Qualified Equity Interests and (y) in the case of any such Restricted Subsidiary, common stock or other redeemable common Equity Interests that is or are redeemable at the sole option of such Restricted Subsidiary.

Section 6.13.  Business; Etc.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, engage directly or indirectly in any business other than the businesses engaged in by the Borrower and the Restricted Subsidiaries as of the Closing Date and

reasonable extensions and developments thereof and businesses reasonably similar, ancillary or complimentary thereto.

Section 6.14.  Limitation on Creation of Subsidiaries.  (a) The Borrower will not, and the Borrower will not permit any of the Restricted Subsidiaries to, establish, create or acquire after the Closing Date any Restricted Subsidiary, provided that the Borrower and its Wholly-Owned Restricted Subsidiaries shall be permitted to establish, create and, to the extent permitted by this Agreement, acquire Wholly-Owned Restricted Subsidiaries (provided that Non-Recourse Entities shall only be permitted to establish, create and, to the extent permitted by this Agreement, acquire Wholly-Owned Restricted Subsidiaries that are Non-Recourse Entities), so long as, in each case, (i) each such new Wholly-Owned Domestic Restricted Subsidiary (other than an Excluded Subsidiary) promptly executes a counterpart of the Collateral and Guaranty Agreement, and (ii) each such new Wholly-Owned Domestic Restricted Subsidiary (other than any Non-Recourse Entity or Securitization Entities) promptly executes a counterpart of the Intercompany Subordination Agreement to the extent then in effect.  In addition, each new Wholly-Owned Restricted Subsidiary that is required to execute any Credit Document shall promptly execute and deliver, or cause to be promptly executed and delivered, all other relevant documentation (including opinions of counsel) of the type described in Section 4.02 as such new Restricted Subsidiary would have had to deliver if such new Restricted Subsidiary were a Credit Party on the Closing Date, in each case to the extent reasonably requested by the Administrative Agent; provided further that Non-Wholly Owned Subsidiaries may be established, created or acquired in accordance with the requirements of Section 6.14(b).

(b)  In addition to Restricted Subsidiaries created pursuant to preceding clause (a), the Borrower and the Restricted Subsidiaries may establish, acquire or create, and make Investments in, Non-Wholly Owned Subsidiaries after the Closing Date as a result of Permitted Acquisitions (subject to the limitations contained in the definitions thereof) and Investments expressly permitted to be made pursuant to Section 6.05.

Section 6.15. Prepayments of Other Indebtedness.  The Borrower will not, and the Borrower will not permit any of the Restricted Subsidiaries to, directly or indirectly, voluntarily or optionally prepay, repurchase, redeem or otherwise optionally or voluntarily satisfy or defease, or make any payment in violation of any subordination terms of, whether in cash, property, securities or a combination thereof, or otherwise acquire for consideration (including as a result of any asset sale, change of control or similar event), or set apart any sum for the aforesaid purposes any Indebtedness incurred pursuant to Section 6.04(xvi) or (xxi), except (v) pursuant to a Permitted Refinancing thereof, (w) the conversion or exchange of any such Indebtedness to or for Qualified Equity Interests of New Holdings, Holdings or the Borrower, (x) additional payments so long as (A) the aggregate amount of payments made pursuant to this clause (x), plus the aggregate amount of Dividends paid pursuant to Section 6.03(v), does not exceed $25,000,000, (B) no Default or Event of Default then exists or would result therefrom, (C) after giving effect to such payment, the Total Asset Coverage Ratio shall not be less than 3.00:1.00 and the RC Asset Coverage Ratio shall not be less than 1.00:1.00, in each case, calculated on a Pro Forma Basis, and (D) prior to the making of such payment, the Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Officer of the Borrower certifying compliance with the preceding sub-clauses (A), (B) and (C) and containing the calculations (in reasonable detail) required to establish compliance with preceding sub-clause (C).

Section 6.16.  Use of Proceeds.  The Borrower will not directly or indirectly use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would reasonably be expected to result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as lender, underwriter, advisor, investor, or otherwise).

No part of the proceeds of the Loans will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law.

ARTICLE 7

EVENTS OF DEFAULT

Section 7.01.  Events of Default.  Upon the occurrence of any of the following specified events (each, an “Event of Default”):

(a)  Payments.  (i) Default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise or (ii) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in clause (i)) due under any Credit Document, when and as the same shall become due and payable, and in the case of this clause (ii) such default shall continue unremedied for a period of three Business Days; or

(b)  Representations, etc.  Any representation, warranty, certification or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any report, certificate, financial statement or other instrument delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made or delivered; or

(c)  Covenants.  The Borrower or any Restricted Subsidiary shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 5.01(d) (solely with respect to the delivery of a compliance certificate after an Authorized Officer obtains knowledge of the occurrence of an Asset Coverage Ratio Default in accordance with the second sentence thereof), 5.01(e)(i), 5.04 (solely with respect to the existence of New Holdings,  Holdings or the Borrower), 5.11 or 5.13 or Article 6; provided that any Asset Coverage Ratio Default is subject to cure pursuant to Section 7.02, (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 5.01(a), 5.01(b), 5.01(c), 5.01(d) (other than with respect to the delivery of a compliance certificate after an Authorized Officer obtains knowledge of the occurrence of an Asset Coverage Ratio Default in accordance with the second sentence thereof) or 5.01(k) and, in the case of this clause (ii), such default shall continue unremedied for a period not to exceed the earlier of (A) 5 days or (B) the date on which the applicable financial statement or officers certificate is delivered or required to be delivered to any other lender or other financing provider of Borrower or any of its Restricted Subsidiaries, or (iii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than those set forth in Sections 7.01(a), 7.01(b), 7.01(c)(i) and 7.01(c)(ii)) and, in the case of this clause (iii), such default shall continue unremedied for a period of 30 days after the earlier of (A) written notice thereof to the Borrower by the Administrative Agent or the Required Lenders and (B) knowledge thereof by the Borrower or any Authorized Officer of the Borrower; or

(d)  Default Under Other Agreements.  (i) The Borrower or any Restricted Subsidiary (other than a Securitization Entity) shall (x) default in any payment of any Indebtedness (other than the Obligations) in an aggregate principal amount of at least $35,000,000 beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its stated maturity, or (ii) any Indebtedness of the type and in the amounts described in clause (i) above (x) shall be declared to be (or shall become) due and payable, or required to be prepaid or (y) shall become subject to a requirement to offer to prepay or repurchase such Indebtedness, in each case, other than by a regularly scheduled required prepayment or a mandatory prepayment not otherwise prohibited by the terms of this Agreement of less than all of such Indebtedness, prior to the stated maturity thereof; provided, that, to the extent that any such event or acceleration giving rise to the Event of Default under this Section 7.01(d) is cured, expressly waived, or, in the case of an acceleration of such Indebtedness, such acceleration is rescinded (other than, in any case, by making the required payment, prepayment or offer to prepay or repurchase such Indebtedness), then, to the extent that (A) no other Event of Default shall then exist hereunder, (B) the Obligations hereunder have not been accelerated and (C) no remedies have been exercised in accordance with the Credit Documents as a result of an Event of Default arising solely under this Section 7.01(d), such Event of Default under this Section 7.01(d) shall be considered waived hereunder; or

(e)  Bankruptcy, etc.  (i) An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (x) relief in respect of New Holdings,  Holdings, the Borrower or any Restricted Subsidiary (other than a Securitization Entity or an Immaterial Subsidiary), or of a substantial part of the property or assets of New Holdings,  Holdings, the Borrower or a Restricted Subsidiary (other than a Securitization Entity or an Immaterial Subsidiary), under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (y) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for New Holdings,  Holdings, the Borrower or any Restricted Subsidiary (other than a Securitization Entity or an Immaterial Subsidiary) or for a substantial part of the property or assets of New Holdings,  Holdings, the Borrower or a Restricted Subsidiary (other than a Securitization Entity or an Immaterial Subsidiary) or (z) the winding-up or liquidation of New Holdings,  Holdings, the Borrower or any Restricted Subsidiary (other than a Securitization Entity or an Immaterial Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or (ii) New Holdings,  Holdings, the Borrower or any Restricted

Subsidiary (other than a Securitization Entity or an Immaterial Subsidiary) shall (t) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (u) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (i) above, (v) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for New Holdings,  Holdings, the Borrower or any such Restricted Subsidiary or for a substantial part of the property or assets of New Holdings,  Holdings, the Borrower or any such Restricted Subsidiary, (w) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (x) make a general assignment for the benefit of creditors, (y) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (z) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein; or

(f)  ERISA.  An ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other such ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(g)  Security Documents.  Any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral (other than, in the aggregate, immaterial portions of the Collateral) in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 6.01), and subject to no other Liens (except as permitted by Section 6.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Security Document or the Borrower or any other Credit Party shall assert that any security interest purported to be created by any Security Document is not a valid, perfected first-priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby; or

(h)  Guaranty.  Any Guaranty or any provision of any Guaranty shall cease to be in full force or effect as to any Guarantor (except as a result of a release of any Subsidiary Guarantor in accordance with the terms thereof), or any Guarantor or any Person acting for or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under the Collateral and Guaranty Agreement; or

(i)  Judgments.  One or more judgments or decrees shall be entered against the Borrower or any Restricted Subsidiary (other than any Securitization Entity) involving in the aggregate for the Borrower and the Restricted Subsidiaries a liability (not paid or to the extent not covered by a reputable and solvent insurance company that has not denied coverage) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments equals or exceeds $35,000,000; or

(j)  [Reserved]; or

(k)  Change of Control.  A Change of Control shall occur; or

(l)  Holdings shall engage in any business activities or have any assets or liabilities other than its ownership of the Equity Interests of the Borrower and assets and liabilities incidental thereto, including its liabilities pursuant to the Collateral and Guaranty Agreement or any unsecured guaranty in respect of Indebtedness incurred pursuant to Section 6.04(xvi) or (xxi); or

(m) New Holdings shall engage in any business activities or have any assets or liabilities other than its ownership of the Equity Interests of Holdings and the Borrower and assets and liabilities incidental thereto, including its liabilities pursuant to the Collateral and Guaranty Agreement or any unsecured guaranty in respect of Indebtedness incurred pursuant to Section 6.04(xvi) or (xxi);

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may, and upon the written request of the Required Lenders shall, by written notice to the Borrower, take any or all of the following actions (provided that, if an Event of Default specified in Section 7.01(e) shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (1) and (2) below shall occur automatically without the giving of any such notice):  (1) declare the Commitments terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately; (2) declare the principal of and any accrued interest and Fees in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party, anything contained herein or in any other Credit Document to the contrary notwithstanding; (3) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (4) enforce any Guaranty.

Section 7.02. Right to Cure.  Notwithstanding anything to the contrary contained in Section 7.01, if the Borrower defaults in the due performance or observance by it of any covenant in  Section 6.07 (any such default, an “Asset Coverage Ratio Default”), such default shall be deemed to have been cured if, and only if, the Borrower shall have, within two Business Days following the applicable Compliance Certificate Date, fully complied with its obligations to prepay the Loans and permanently reduce the Commitment to the extent and in the manner required pursuant to Section 2.13(c) or Section 2.13(d), as applicable. For the avoidance of doubt, no Lender shall be required to make any Loan to the Borrower until such time as the Borrower shall have fully complied with such obligations.

ARTICLE 8

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

Each Lender hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article 8, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agents by the terms of the Credit Documents, together with such actions and powers as are reasonably incidental thereto.  Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to (i) execute any and all documents (including releases, intercreditor agreements and subordination agreements) with respect to the Collateral and the rights of the Secured Creditors with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.  Each of the Lenders acknowledges and agrees that an Agent may also act as the collateral agent or as collateral trustee for the lenders under certain other Indebtedness permitted hereunder and each Lender hereby waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against Credit Suisse AG or any of its Related Parties any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto. The Administrative Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or affiliates.

The institution serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Neither Agent shall have any duties or obligations except those expressly set forth in the Credit Documents.  Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) except as expressly set forth in the Credit Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct.  Neither Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Credit Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Credit Document, (iv) the validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 4 or elsewhere in any Credit Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it.  Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as Agent.

Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in the United States, or an Affiliate of any such bank.  If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Agent, such Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent and/or Collateral Agent, as the case may be.  Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Credit Document, any related agreement or any document furnished hereunder or thereunder.

Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents for the benefit of the Lenders and the other Secured Creditors.  Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations (other than inchoate indemnification obligations) at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than a Credit Party) upon the sale or other disposition thereof in compliance with Section 6.02, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 9.08) or (iv) as otherwise may be expressly provided in the relevant Security Documents.  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Article 8.

Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, the Arranger is named as such for recognition purposes only, and in its capacity as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Credit Document and is entitled to the benefit of the Lender acknowledgment made in paragraph seven of this Article 8; it being understood and agreed that the Arranger and each of its Related Parties shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Credit Documents.  Without limitation of the foregoing, the Arranger in its capacity as such shall not, by reason of this Agreement or any other Credit Document, have any fiduciary relationship in respect of any Lender, Credit Party or any other Person.

ARTICLE 9

MISCELLANEOUS

Section 9.01.  Notices; Electronic Communications.  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile transmission, as follows:

(a)  if to the Borrower, to Private National Mortgage Acceptance Company, LLC, Attention of: Pamela Marsh / Richard Hetzel, at 3043 Townsgate Rd., Westlake Village, CA 91361, in each case at Phone: (805) 330-6059 / (805) 254-6088, Email:  pamela.marsh@pnmac.com / richard.hetzel@pnmac.com;

(b)  if to the Administrative Agent, to Credit Suisse AG, Attention of: Loan Operations – Agency Manager, Eleven Madison Avenue, 6th Floor, New York, NY 10010, Fax: 212-322-2291, Phone: 919-994-6369, Email:  agency.loanops@credit-suisse.com;

(c)  if to the Collateral Agent, to Credit Suisse AG, Attention of: Loan Operations – Boutique Management, Eleven Madison Avenue, 6th Floor, New York, NY 10010, Fax: 212-325-8315, Phone: 212-538-3525, Email: list.ops-collateral@credit-suisse.com; and

(d)  if to a Lender, to it at its address (including email address or facsimile number) set forth on Schedule 1.01(b) or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile transmission (except that, if not given during the normal business hours of the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

The Borrower hereby agrees, subject to the last paragraph of Section 5.01 or unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that it will, or will cause the Restricted Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Credit Documents or to the Lenders under Article 5, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request or  a notice pursuant to Section 2.10, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Credit Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent.  In addition, the Borrower agrees, and agrees to cause the Restricted Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Credit Documents but only to the extent requested by the Administrative Agent.

The Borrower hereby acknowledges that the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”).

Each Lender agrees to cause at least one individual at or on behalf of such Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Lender or its delegate, in accordance with such Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to New Holdings,  Holdings, the Borrower or their respective securities for purposes of United States federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY CREDIT PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY CREDIT PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents.  Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

Section 9.02.  Survival of Agreement.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Credit Document is outstanding and unpaid and so long as the Commitments have not been terminated.  The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

Section 9.03.  Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower, the Agents and the Lenders and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

Section 9.04.  Successors and Assigns.  (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b)  Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with the prior consent of the Borrower (which consent shall not be unreasonably withheld or delayed) and with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed); provided, however, that (i) (A) the consent of the Borrower (1) shall not be required to any such assignment made (x) to another Lender, an Affiliate of a Lender or a Related Fund of a Lender or (y) after the occurrence and during the continuance of any Event of Default and (2) shall be deemed to have been given if the Borrower has not responded with five Business Days of a request for such consent, and (B) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of $500,000 and not less than $2,500,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans); provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (ii) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, and, in each case, shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent) and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Credit Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws) and all applicable forms described in Section 2.20(d).  Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Pro Rata Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c)  By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto, or the financial condition of New Holdings,  Holdings, the Borrower or any Restricted Subsidiary or the performance or observance by New Holdings,  Holdings, the Borrower or any Restricted Subsidiary of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; (vii) [reserved]; and (viii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)  The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)  Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower to such assignment and any applicable forms described in Section 2.20(d), the Administrative Agent shall promptly (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f)  Each Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided,  however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following: decreasing any fees payable to such participating bank or Person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or Person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or Person has an interest, increasing or extending the Commitments in which such participating bank or Person has an interest or releasing any Subsidiary Guarantor (other than in connection with the sale of such Subsidiary Guarantor in a transaction permitted by Section 6.02) or all or substantially all of the Collateral).  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.20 (it being understood that the documentation required under Section 2.20(d) shall be delivered to the participating Lender)))  to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(b);  provided that such Participant (A) agrees to be subject to the provisions of Section 2.21 as if it were an assignee under Section 9.04(b) and (B) shall not be entitled to receive any greater payment under Sections 2.14, 2.15, 2.16 or 2.20, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.21 with respect to any Participant.  To the extent permitted by law, each participating bank or other Person also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such participating bank or other Person agrees to be subject to Section 2.18 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments or Loans or in its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower, the Lenders and the Administrative Agent shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding any notice to the contrary.

(g)  Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(h)  Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender (including any such assignment or pledge in support of obligations owed to a Federal Reserve Bank or any other central banking authority); provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i)  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(j)  The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

Section 9.05.  Expenses; Indemnity.  (a) The Borrower agrees to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent the Arranger and each Related Party of any of the foregoing Persons in connection with the syndication of the Credit Facilities and the preparation, execution, delivery and administration of this Agreement and the other Credit Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) (but limited, with respect to legal expenses, to the reasonable and documented fees, disbursements and other charges of one single firm of primary counsel, one single firm of special counsel and one firm of additional local counsel for each applicable jurisdiction) and (ii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Arranger, each Lender and each Related Party of any of the foregoing Persons in connection with the enforcement or protection of its rights in connection with this Agreement and the other Credit Documents or in connection with the Loans made hereunder or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (but limited, with respect to legal expenses, to the reasonable and documented fees, disbursements and other charges of one single firm of primary counsel, one firm of special counsel and one firm of additional local counsel for each applicable jurisdiction to the Administrative Agent, the Collateral Agent and the Arranger, taken as a whole, and one additional single firm of primary counsel and one firm of additional local counsel for each applicable jurisdiction to the Lenders, taken as a whole).

(b)  The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, the Arranger, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, penalties, claims, damages, liabilities, obligations, fines and related expenses, including reasonable counsel fees, charges and disbursements (but limited, with respect to legal expenses, to the reasonable and documented fees, disbursements and other charges of one single firm of primary counsel, one firm of special counsel and one additional firm of local counsel for each applicable jurisdiction for all similarly situated Indemnitees (it being agreed that, in the case of any actual or perceived conflict of interest between or among any Indemnitees, such Indemnitees shall be deemed not to be similarly situated and each such group of Indemnitees shall be entitled to additional counsel as set forth herein), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of or by reason of (i) the execution or delivery of this Agreement or any other Credit Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Credit Party or any of their respective Affiliates) or (iv) the actual or alleged presence of or exposure to Hazardous Materials in the indoor or outdoor air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by the Borrower or any of the Borrower’s Subsidiaries, the generation, storage, transportation, handling, Release or disposal of Hazardous Materials by the Borrower or any of the Borrower’s Subsidiaries at any location, whether or not owned, leased or operated by the Borrower or any of the Borrower’s Subsidiaries, the non-compliance by, or liability of or relating to, the Borrower, any of the Borrower’s Subsidiaries or any Real Property at any time owned, leased or operated by the Borrower or any of the Borrower’s Subsidiaries with, relating to, or under any Environmental Law (including applicable permits thereunder), or any Environmental Claim threatened or asserted in writing against or relating to the Borrower, any of the Borrower’s Subsidiaries or any Real Property at any time owned, leased or operated by the Borrower or any of the Borrower’s Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith, willful misconduct or material breach of such Indemnitee’s obligations under this Agreement or any other Credit Document, or from a dispute solely among Indemnitees (other than any such dispute against any Person acting in its capacity as an “agent” or “arranger” hereunder, as to which such indemnity shall apply) at a time when the Credit Parties have not breached their obligations hereunder in any material respect of such Indemnitee.

(c)  To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent or the Arranger under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent or the Arranger, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent or the Arranger in its capacity as such.  For purposes hereof, a Lender’s  “pro rata share” shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure and unused Commitments at the time (in each case, determined as if no Lender were a Defaulting Lender).

(d)  To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential, incidental or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)  All amounts due under this Section 9.05 shall be payable not later than ten Business Days after written demand therefor.

Section 9.06.  Right of Setoff.  (a) If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower (for the avoidance of doubt, excluding any deposits held by the Borrower in a custodial account for the benefit of a third party) against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Credit Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Credit Document and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.07.  Applicable Law.  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER CREDIT DOCUMENTS) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY SUCH OTHER CREDIT DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 9.08.  Waivers; Amendment.  (a) No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent or any Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Credit Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Credit Document or consent to any departure by the Borrower or any other Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or any date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j) or the provisions of this Section or release any Guarantor (other than, in the case of a Subsidiary Guarantor, in connection with the sale of such Subsidiary Guarantor in a transaction permitted by Section 6.02) or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(i) without the written consent of such SPV or (v) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document without the prior written consent of the Administrative Agent or the Collateral Agent, as the case may be.

(c)  Notwithstanding anything to the contrary contained in this Section 9.08, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any provision of the Credit Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Document if the same is not objected to in writing by the Required Lenders within five Business Days after notice thereof.

Section 9.09.  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.10.  Entire Agreement.  This Agreement, the Engagement Letter and the other Credit Documents constitute the entire contract between the parties relative to the subject matter hereof.  Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Credit Documents.  Nothing in this Agreement or in the other Credit Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent the Arranger and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Credit Documents.

Section 9.11.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12.  Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Credit Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13.  Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together, shall constitute a single contract, and shall become effective as provided in Section 9.03.  Delivery of an executed signature page to this Agreement by facsimile or other form of electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 9.14.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.15.  Jurisdiction; Consent to Service of Process.  (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York state court or federal court of the United States of America sitting in the borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Credit Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state or, to the extent permitted by law, in such federal court; provided that suit for the recognition or enforcement of any judgment obtained in any such

New York state or federal court may be brought in any other court of competent jurisdiction.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Credit Documents against the Borrower or its properties in the courts of any jurisdiction.

(b)  The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Credit Documents in any New York state or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.16.  Confidentiality.  Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors, and to numbering, administration and settlement service providers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided that unless prohibited by applicable law or court order, each Lender, the Administrative Agent and the Collateral Agent shall, where practicable, make commercially reasonable efforts to notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other examination of such Lender by such governmental agency) for disclosure of any such nonpublic information prior to disclosure of such information, (d) in connection with the exercise of any remedies hereunder or under the other Credit Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16 to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Credit Documents (it being agreed that any such actual or prospective assignee or participant shall be deemed to have entered into such an agreement if such assignee or participant “clicks through” or takes other affirmative action to electronically acknowledge its agreement to any electronic notification containing provisions substantially the same as those in this Section 9.16 in accordance with the standard syndication processes of the Person disclosing such Information or customary market standards for dissemination of such type of information) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Restricted Subsidiary or any of their respective obligations, (f) with the consent of the Borrower, (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16 or (h) disclosure to any rating agency when required by it; provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties and their Subsidiaries received by it from any of the Agents or any Lender.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents.  For the purposes of this Section, “Information” shall mean all information received from the Borrower and related to the Borrower or its business, other than any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower; provided that, in the case of Information received from the Borrower after the Closing Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

Section 9.17.  Lender Action.  Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Credit Party or any other obligor under any of the Credit Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Credit Party, unless expressly provided for herein or in any other Credit Document, without the prior written consent of the Administrative Agent.  The provisions of this Section 9.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Credit Party.

Section 9.18.  No Fiduciary Duty.  Each Lender and its Affiliates (collectively, solely for purposes of this Section 9.18, the “Lenders”) may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their Affiliates.  Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or, except with respect to the Administrative Agent’s keeping of the Register and any Lender who sells a participation pursuant to Section 9.04 keeping of a Participant Register, agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its stockholders or its Affiliates, on the other.  The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the fiduciary or, except as expressly provided in the second sentence of this Section 9.18, agent of any Credit Party, its management, stockholders, creditors or any other Person.  Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.

Section 9.19.  USA PATRIOT Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the USA PATRIOT Act and the requirements of the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of the Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

Section 9.20.  Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)  the effects of any Bail-in Action on any such liability, including, if applicable:

(i)   a reduction in full or in part or cancellation of any such liability;

(ii)  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or  a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 9.21.  Amendment and Restatement; No Novation. This Agreement constitutes for all purposes an amendment and restatement of the Predecessor Credit Agreement.  The Predecessor Credit Agreement, as amended and restated hereby, continues in full force and effect as so amended and restated by this Agreement.  Nothing contained in this Agreement or any other Credit Document shall constitute or be construed as a novation of any of the Obligations.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, as the Borrower

By:
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent, Collateral Agent and a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Credit Agreement]

[LENDER], as a Lender

By:
Name:
Title:

[Signature Page to Credit Agreement]